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                                                                EXHIBIT 10.25


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG


                        DIGITAL GENERATION SYSTEMS, INC.
                            A CALIFORNIA CORPORATION


                              PDR PRODUCTIONS, INC.
                             A NEW YORK CORPORATION


                                       AND


                                   PAT DEROSA




                          DATED AS OF OCTOBER 15, 1996







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                                TABLE OF CONTENTS


ARTICLE                                                              PAGE(S)


I          DEFINITIONS...................................................  1

II         PURCHASE AND SALE OF THE SHARES; PURCHASE PRICE...............  4

           2.1        Sale and Purchase of the Shares....................  4

           2.2        Purchase Price.....................................  4

           2.3        Fairness Hearing; Promissory Note..................  5

           2.4        Allocation of Purchase Price.......................  5

           2.5        Adjustment to the Purchase Price...................  6

           2.6        Payment of Transfer Taxes and Other Charges........  6

III        REPRESENTATIONS AND WARRANTIES OF PDR, AND THE
           STOCKHOLDER...................................................  7

           3.1        Organization, Standing and Power...................  7

           3.2        Capital Structure..................................  7

           3.3        Stock Ownership....................................  8

           3.4        Certificate of Incorporation and By-Laws...........  8

           3.5        Financial Statements and Books and Records.........  8

           3.6        No Undisclosed Liability...........................  8

           3.7        Tax Matters........................................  8

           3.8        Authority..........................................  9

           3.9        Compliance with Law................................ 10

           3.10       Litigation......................................... 11

           3.11       Material Contracts................................. 11

           3.12       Title to Property; Encumbrances.................... 12

           3.13       Environmental Matters.............................. 13


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           3.14       Interest of Officers............................... 13

           3.15       Intellectual Property.............................. 13

           3.16       Employee Benefit Plans............................. 14

           3.17       Employees and Employee Relations................... 16

           3.18       Employee Agreements................................ 16

           3.19       Insurance.......................................... 16

           3.20       Inventory.......................................... 17

           3.21       No Defaults........................................ 17

           3.22       Accounts Receivable................................ 17

           3.23       Absence of Certain Changes......................... 18

           3.24       Restrictions on Business Activities................ 20

           3.25       Bank Accounts...................................... 20

           3.26       Customers and Suppliers............................ 20

           3.27       Certain Business Practices......................... 21

           3.28       Related Party Transaction.......................... 21

           3.29       Brokers and Finders................................ 21

IV         ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE
           STOCKHOLDER................................................... 22

           4.1        Power of Authorization and Validity................ 22

           4.2        Title to Securities................................ 22

           4.3        Absence of Violations or Conflicts................. 22

           4.4        Absence of Claims Against the Company.............. 22

           4.5        Litigation......................................... 22

V          REPRESENTATIONS AND WARRANTIES OF DG SYSTEMS.................. 23

           5.1        Organization:  Standing and Power.................. 23

           5.2        Capital Structure.................................. 23

           5.3        Authority.......................................... 23



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           5.4        Litigation......................................... 24

           5.5        Brokers and Finders................................ 24

           5.6        Transferability of Shares.......................... 24

VI         COVENANTS..................................................... 25

           6.1        Conduct of Business of PDR......................... 25

           6.2        Due Diligence Access to Information:  Provision
                      of Interim Financial Statements.................... 27

           6.3        Exclusivity: Acquisition Proposals................. 28

           6.4        Breach of Representations, Warranties and
                      Covenants.......................................... 28

           6.5        Consents........................................... 28

           6.6        All Reasonable Efforts............................. 29

           6.7        Public Announcements............................... 29

           6.8        Expenses........................................... 29

           6.9        Confidentiality.................................... 29

           6.10       Certain Taxes...................................... 29

           6.11       Account Collections................................ 29

           6.12       Audited Financial Statements....................... 30

           6.13       Maintenance of Insurance Policies.................. 30

           6.14       Cooperation........................................ 30

           6.15       Covenant Not to Compete and Confidential
                      Information........................................ 30

           6.16       Post-Closing Cooperation........................... 33

           6.17       Certain Taxes...................................... 33

           6.18       Termination of PDR Profit Sharing Plan............. 34

           6.19       Continuation of PDR Health Plan Post Closing....... 34

VII        CONDITIONS PRECEDENT TO THE CLOSING........................... 34



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           7.1        Conditions to Each Party's Obligation to Effect
                      the Closing........................................ 34

           7.2        Conditions of Obligations of DG Systems............ 35

           7.3        Conditions of Obligation of PDR.................... 37

VIII       THE CLOSING................................................... 38

           8.1        The Closing........................................ 38

           8.2        Closing Deliveries by PDR and Stockholder.......... 38

           8.3        Closing Deliveries by DG Systems................... 39

           8.4        Post Closing Adjustments........................... 40

IX         ARBITRATION................................................... 40

           9.1        Mandatory Arbitration.............................. 40

           9.2        Mandatory Non-Binding Mediation.................... 40

           9.3        Selection of Arbitrators........................... 40

           9.4        Qualification of Arbitrators and Mediators......... 41

           9.5        Location of Arbitration............................ 41

           9.6        Confidentiality of Proceedings..................... 41

           9.7        Powers of Arbitrators.............................. 41

X          TERMINATION................................................... 42

           10.1       Termination........................................ 42

           10.2       Authorization...................................... 43

           10.3       Survival of Certain Provisions..................... 43

           10.4       Liability for Termination.......................... 43

           10.5       Disposition of Deposit on Termination.............. 43

XI         GENERAL PROVISIONS............................................ 44

           11.1       Amendment.......................................... 44

           11.2       Extension; Waiver.................................. 44



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           11.3       Notices............................................ 44

           11.4       Interpretation..................................... 45

           11.5       Entire Agreement................................... 45

           11.6       No Transfer........................................ 45

           11.7       Severability....................................... 45

           11.8       Other Remedies..................................... 46

           11.9       Further Assurances................................. 46

           11.10      Variations in Pronouns............................. 46

           11.11      Counterparts....................................... 46

           11.12      Governing Law...................................... 46

XII        INDEMNIFICATION............................................... 46

           12.1       Indemnification.................................... 46

           12.2       Conditions of Indemnification by PDR............... 47

           12.3       Indemnity Limitations with respect to DG Systems
                      Claims............................................. 48

           12.4       Indemnification by DG Systems...................... 49

           12.5       Conditions of Indemnification by DG Systems........ 49

           12.6       Indemnity Limitations with respect to PDR
                      Claims............................................. 51



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                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT ("Agreement") dated as of October 15, 1996, by and among DIGITAL GENERATION SYSTEMS, INC., a California corporation ("DG Systems"), PDR PRODUCTIONS, INC., a New York corporation ("PDR"), PAT DeROSA (the "Stockholder") and Neil DeRosa and Joseph DeRosa as to only certain provisions of this Agreement as set forth hereinafter (Neil DeRosa and Joseph DeRosa sometimes collectively referred to as the "DeRosas").

                                    RECITALS

         WHEREAS, Stockholder owns an aggregate of one hundred eighty (180) shares of common stock, without par value, of PDR constituting 100% of the issued and outstanding shares of capital stock of PDR (the "Shares"); and

         WHEREAS, the continuing employment of the DeRosas is deemed to be crucial to the operation of PDR and constitutes a material condition of this transaction; and

         WHEREAS, Stockholder and the DeRosas in order to induce DG Systems to enter into the transactions contemplated hereby, are willing to enter into employment agreements, effective as of the date of the Closing, which shall include restrictive covenants; and

         WHEREAS, the parties intend that in addition to the acquisition of the Shares that DG Systems is acquiring the goodwill of PDR; and

         WHEREAS, DG Systems desires to acquire from the Stockholder and Stockholder desires to sell to DG Systems, the Shares on the terms and subject to the conditions set forth in this Agreement; and

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         "Aggregate Share Amount" means the quotient obtained by dividing $2.5 million by the average closing price of a share of DG Common Stock on the Nasdaq National Market for the 20 trading days next preceding the Closing Date (defined hereinafter) ("Share Price"), provided, however, that the Aggregate Share Amount will

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not be greater than 300,000 shares of DG Common Stock or less than 200,000 shares of DG Common Stock.

         "Book Value" means PDR's Book Value determined in accordance with GAAP as of the Closing Date, which is estimated to be at least $1,000,000 which includes Working Capital (current assets less current liabilities) estimated to be $450,000.00 and Net Long Term Assets (after accumulated depreciation) estimated to be $550,000.00 and subject to adjustment of the Purchase Price as set forth in Article 2.5 hereof.

         "Closing" shall mean the consummation of the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement.

         "Closing Balance Sheet" means the balance sheet of PDR as at the Closing Date, prepared by the PDR Accountants in accordance with GAAP.

         "Closing Date" shall mean the tenth (10th) business day after satisfaction or waiver of the conditions set forth in Article VII or such other date which may be mutually agreed upon between the parties.

         "Commission" means the United States Securities and Exchange
Commission.

         "DG Common Stock" means the Common Stock, without par value, of DG Systems.

         "Encumbrance" means, with respect to an item, claims, liabilities, liens, pledges, mortgages, deeds of trust, restrictions, options, charges and encumbrances of any kind, whether accrued, absolute, contingent or otherwise, affecting that item.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" shall mean United States generally accepted accounting principles, applied on a consistent basis.

         "Governmental Entity" means any federal, state or local court, administrative agency or commission or other governmental authority or agency, domestic or foreign.

         "Hazardous Material" has the meaning given to it in Section 3.13(a).

         "Hazardous Materials Activity" has the meaning given to it in Section 3.13(b).


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         "Intellectual Property Rights" means all rights to all patents, trademarks, trade names, service marks, copyrights, mask work rights, trade secret rights and other intellectual property rights, and any applications or registrations therefor, and all technology, source code, computer software programs and other information or material, that in any respect are used or currently proposed to be used in the business of PDR as currently conducted that PDR owns, has licensed or is otherwise entitled to exercise, without restriction.

         "Knowledge of" or "to the best knowledge of" means the actual knowledge of the party as to the existence or absence of facts that are the subject of such representations and warranties without any independent inquiry or investigation.

         "Lock-Up Agreement" means an agreement between DG Systems and the Stockholder in the form of Exhibit A.

         "Material Adverse Change" or "Material Adverse Effect" means with respect to an entity, a change in the current or expected condition (financial or otherwise) properties, assets, liabilities, business, operations or prospects of such entity that is material and adverse to such entity.

         "Net Long-Term Assets" means the net assets of PDR less net current assets of PDR, as such term is defined by GAAP.

         "New York Law" means the laws of the State of New York.

         "Operating Income" shall mean with respect to the applicable calendar year, net income of PDR as determined in accordance with GAAP, adjusted as follows: plus (a) the amount of intercompany overhead allocation charged against the net income of PDR, (b) all Federal, state and local income tax provisions as indicated on the income statements of PDR, (c) interest payments, and (d) total amounts expensed on PDR's financial statements as respects amounts paid or payable to the DeRosas under their Employment Agreements with PDR less (aa) increases in gross margin of PDR arising out of customers of DG Systems or its subsidiaries other than PDR transferred to PDR to the extent gross margins from each such customer, in the aggregate, exceeds $6,000.00 per annum, and excluding
(bb) income, gains and losses related to dispositions of property or equipment and (cc) income, gains and losses related to acquired existing businesses;

         "PDR Accountants" means Goldstein Golub Kessler & Company, P.C.

         "PDR Balance Sheet" means PDR's balance sheet to be prepared and dated September 30, 1996.

         "PDR Capital Stock" means the authorized capital stock of PDR.

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         "PDR Returns" means all Tax returns, statements or other reports required to be filed with any Taxing Authority with respect to any taxable period ending on or before the Closing by or on behalf of PDR.

         "Plans" shall mean all plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) maintained by or on behalf of PDR that provide deferred or incentive benefits to, or for the benefits of, any active, former or retire employee or consultant of PDR or their spouses or dependents.

         "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including, without limitation, (i) any income, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, withholding payroll, employment, excise, severance, stamp, occupation, net worth, property, custom, duty or other governmental fee or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Taxing Authority"), or (ii) any liability for the payment of any amounts thereof as a result of any express or implied obligation to indemnify any other person.

         "Transaction Documents" means this Agreement, the Employment Agreements and the Lock-Up Agreement, and the instruments delivered pursuant to the foregoing.

         "Working Capital" means PDR's Current Assets less Current Liabilities determined in accordance with GAAP.


                                   ARTICLE II

                        PURCHASE AND SALE OF THE SHARES;
                                 PURCHASE PRICE

         2.1 Sale and Purchase of the Shares. On the terms and subject to the conditions set forth in this Agreement, the Stockholder agrees that, on the Closing Date he will sell, assign and transfer to DG Systems and DG Systems agrees to purchase from Stockholder for the Purchase Price defined in Section
2.2 below, the Shares.

         2.2 Purchase Price. In consideration of the transfer to DG Systems of the Shares, Stockholder shall receive from DG Systems Eight Million Five Hundred Thousand ($8,500,000.00) as the purchase price for the Shares (the "Purchase Price") payable as follows:

                  (a) Six Million ($6,000,000) Dollars in cash payable as follows:


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                          (i) Deposit. Two Hundred Fifty Thousand and No/100
         ($250,000.00) Dollars (the "Deposit") upon execution hereof, paid by check subject to collection, to be held in escrow by Stockholder's attorneys Jaspan, Schlesinger, Silverman & Hoffman, L.L.P., 300 Garden City Plaza, Garden City, New York 11530 (herein the "Escrow Agent") to be held in an interest bearing account pursuant to an Escrow Agreement, attached hereto as Exhibit B.

                         (ii) Cash Payment. Five Million Seven Hundred Fifty Thousand and No/100 Dollars ($5,750,000.00) (the "Cash Payment") which shall be payable to Stockholder on the Closing Date by Federal Reserve wire transfer of immediately available funds to an account or accounts which shall be designated by Stockholder plus or minus prorations and adjustments as hereinafter provided.

                  (b) DG Common Stock. The Aggregate Share Amount of DG Common Stock to be issued to Stockholder at Closing, subject to the Lock-Up Agreement and the requirements of Section 2.3.

         2.3      Fairness Hearing; Promissory Note.

                  (a) Promptly following execution and delivery of this Agreement, DG Systems shall, at its expense, undertake diligent and good faith efforts to file an application for a hearing before the California Commissioner of Corporations pursuant to Section 25142 of the California Corporate Securities Law of 1968, as amended, and to obtain a finding of fairness at such hearing and the issuance of the Permit by the California Department of Corporations. "Permit" means, after the filing of such application and a finding of fairness as result of such hearing, that permit issued by the California Department of Corporations under Section 25121 of the California Corporate Securities Law of 1968, as amended, qualifying the offering and issuance of certain DG Systems securities pursuant to this Agreement. Stockholder shall promptly cooperate with all reasonable requests made by DG Systems in connection with such application and hearing.

                  (b) If the Permit has not been issued by the Closing Date, then DG Systems will have no further obligations under Section 2.3(a), and the Shareholder shall receive in lieu of DG Common Stock a promissory note substantially in the form of Exhibit C in the principal amount of $2.5 million bearing simple interest at an annual rate of 8% (the "Promissory Note").

         2.4 Allocation of Purchase Price. The parties agree that the Purchase Price shall be allocated as follows: (a) One Hundred Thousand No/100 Dollars ($100,000.00) to Stockholder's restrictive


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covenant as set forth herein, and (b) Eight Million Four Hundred Thousand No/100
($8,400,000.00) to the Shares.

                  The above allocation shall be binding on the parties hereto for all purposes including federal income tax purposes, and the parties agree not to take any contrary position with respect to such allocation in any tax return, tax proceeding, tax audit or any documents filed by any of the parties with federal, state or local authorities.

         2.5      Adjustment to the Purchase Price.

                  (a) Book Value. In the event the Book Value on the Closing Date is less than $1,000,000 then the Purchase Price shall be adjusted downward on a dollar for dollar basis, and, in the event the Book Value is more than $1,000,000 on the Closing Date then the Purchase Price shall be adjusted upward on a dollar for dollar basis. The aforesaid adjustments, if any, will be to the cash portion of the Purchase Price.

                  (b) Post Closing Adjustment Event. In the event of a "Post Closing Adjustment Event" as defined in the Lock-Up Agreement, the Purchase Price shall be adjusted downward by the product of 150,000 shares, multiplied by the Share Price (the "Adjustment Amount"). In the event of a Post Closing Adjustment Event, the Purchase Price shall be adjusted as provided above and shall be accounted for as follows:

                      (i) If Stockholder received DG Common Stock pursuant to
         Section 2.2(b) the Escrow Shares shall be returned to DG Systems by the escrow agent under the Lock-Up Agreement and Stockholder shall have further rights with respect to the Escrow Shares the Purchase Price shall be reduced by the Adjustment Amount, or

                     (ii) If Stockholder received the Promissory Note the principal balance of same shall be automatically reduced by the Adjustment Amount, the Stockholder shall forthwith return the Promissory Note for $2,500,000 to DG Systems and upon receipt of same DG Systems shall immediately tender to Stockholder a substitute Promissory Note identical to the original $2,500,000 Note in all respects except for the principal amount which shall be reduced by the Adjustment Amount.

         2.6 Payment of Transfer Taxes and Other Charges. Stockholder shall pay all stock transfer tax fees for the Shares, stamp taxes, value added taxes, recording taxes and fees, including all interest and penalties, if any, owed by Stockholder directly relating to the transfer of the Shares contemplated by this Agreement ("Transfer

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Taxes"). DG Systems shall be responsible for any sales and use taxes payable solely as a result of the transfer of the Shares, if any. DG Systems and Stockholder shall cooperate in timely preparing and delivering to the other party or parties or filing any forms or other documents, required in order to reduce the amount of, or exempt the transactions contemplated by this Agreement from, the imposition of any Transfer Taxes, if applicable.


                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF PDR, AND THE STOCKHOLDER

         PDR, the Stockholder, and the DeRosas (but only to the limited extent specifically set forth herein on the signature page hereof) represent and warrant jointly and severally to DG Systems as follows:

         3.1 Organization, Standing and Power. PDR is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. PDR is not qualified or licensed as a foreign corporation in any other jurisdiction. PDR does not currently have any subsidiaries or affiliate companies and does not otherwise own shares of capital stock or any interest in, and does not currently control, directly or indirectly, any other corporation, limited liability company, partnership, association, joint venture or other business entity.

         3.2      Capital Structure.

                  (a) The authorized capital stock of PDR consists of 200 shares of Common Stock, without par value of which there are 180 shares issued and outstanding. There are no outstanding securities of PDR or any other right to purchase securities of PDR other than as described in the preceding sentence.

                  (b) All issued and outstanding shares of PDR Common Stock have been duly authorized and validly issued, fully paid and nonassessable and not subject to preemptive rights or rights of first refusal.

                  (c) The Stockholder owns of record and beneficially all of the outstanding PDR Common Stock.

                  (d) There are no outstanding (i) securities convertible into or exchangeable for any capital stock of PDR; (ii) options, warrants, preemptive rights, calls or other rights to purchase or subscribe for any capital stock of PDR or securities convertible into or exchangeable for capital stock thereof; or
(iii) contracts,

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commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of PDR, any such convertible or exchangeable securities or any such options, warrants, calls or rights.

         3.3 Stock Ownership. The Stockholder has good and marketable title to the Shares to be conveyed by the Stockholder hereunder, free and clear of any and all liens and at Closing Stockholder will transfer the Shares hereunder.

         3.4 Certificate of Incorporation and By-Laws. Stockholder will furnish during the Due Diligence Period (hereinafter defined) true and complete copies of the (i) Certificate of Incorporation of PDR as in effect on the date hereof,
(ii) By-Laws of PDR as in effect on the date hereof, and (iii) any minute books of PDR. PDR is not in violation of any provisions of its Certificate of Incorporation or By-Laws, as in effect as of the date hereof.

         3.5 Financial Statements and Books and Records. There have been delivered by PDR true and correct copies of the unaudited, internally prepared, financial statements of PDR as are listed on Schedule 3.5 hereto (collectively the "Financial Statements"). To the best of Stockholder's knowledge, the Financial Statements have been prepared and in accordance with the books and records of PDR and such Financial Statements present fairly the financial position, and related results of operations of PDR as of the dates and for the periods referred to therein. To the best of Stockholder's knowledge, all of the financial books and records of PDR completely and fairly record in all material respects the financial affairs of PDR.

                  To the best of Stockholder's knowledge, as of December 31, 1995, PDR had (i) a Book Value of not less than $1.0 million, (ii) Working Capital of not less than $450,000, (iii) Net Long-Term Assets of not less than $550,000, and (iv) no debt other than customary current accounts payable.

         3.6 No Undisclosed Liability. Except as set forth on Schedule 3.6, PDR has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) whether as principal, agent, partner, plan fiduciary, co-venturer, guarantor or in any capacity whatsoever which are not properly reflected or reserved against in the Financial Statements, except for liabilities or obligations which have been incurred in the ordinary course of business and which individually or in the aggregate would not have a Material Adverse Effect.

         3.7      Tax Matters.

                  (a) All PDR Returns have been or will be filed when due, and all amounts shown to be due thereon on or before the Closing have been or will be paid on or before such date. The PDR

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Financial Statements fully accrue all actual and contingent liabilities for
Taxes with respect to all periods through the dates thereof. The PDR Balance Sheet (i) fully accrues consistent with past practices all actual and contingent liabilities for Taxes with respect to all periods through the PDR Balance Sheet date, and (ii) properly accrues in accordance with past practices all liabilities for Taxes payable after the Balance Sheet date with respect to all transactions and events occurring on or prior to such date.

                  (b) All PDR Returns filed for Taxable years of PDR through the Taxable year ended December 31, 1995, have not been examined. PDR has not granted any extension or waiver of the limitation period applicable to any PDR returns.

                  (c) As of the date hereof, to PDR's knowledge, there is no claim, action, suit, proceeding or investigation now pending, threatened against or with respect to PDR in respect of any Tax. As of the date hereof, PDR has not received any notice of deficiency or similar document of any tax authority which has not been satisfied in full. Neither PDR nor any person on behalf of PDR has entered into or will enter into any agreement or consent pursuant to Section 341(f) of the Code. There are no liens for Taxes upon the assets of PDR except liens for current taxes not yet due. As of the date hereof, PDR has not been and will not be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

                  (d) Other than pursuant to this Agreement, PDR is not a party to or bound by (or will prior to the Closing become a party to or bound by) any Tax indemnity, tax sharing or tax allocation agreement. PDR has previously provided or made available to DG Systems true and correct copies of all PDR Returns, and, as reasonably requested by DG Systems, prior to or following the date hereof, presently existing information statements, reports, work papers, tax opinions and memoranda and other tax data and documents.

                  (e) Except as set forth on Schedule 3.7 no audit of any tax return of the Stockholder or PDR is in progress and to the best of Stockholder's knowledge, the Stockholder has paid all taxes due and owing on account of PDR's income for all periods.

                  (f) PDR shall be liable for all tax consequences of recapture (including, but not limited to, investment credit recapture and foreign loss recapture) resulting from the termination of PDR's S-election.

         3.8      Authority.


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                  (a) PDR has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and, subject to approval of this Agreement by the Stockholder, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents, the performance by PDR of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have or shall, prior to Closing, been duly and validly authorized by all necessary corporate action on the part PDR. This Agreement is, and each of the other Transaction Documents to which PDR is a party upon its execution by PDR, will be, a legal, valid and binding obligation of PDR enforceable against PDR in accordance with is respective terms. The foregoing provisions of Section 3.8(a) are subject to: (i) bankruptcy, insolvency and similar laws effecting creditors rights generally, and (ii) equitable principles limitation of certain remedies.

                  (b) The execution and delivery of this Agreement and the other Transaction Documents to which PDR is a party, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby does not and will not, conflict with or result in any material violation of any statute, law, rule, regulation, judgment, order, decree or ordinance applicable to PDR or its properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of a lien or Encumbrance on any of the properties or assets of PDR, except with respect to any Realty Leases (hereinafter defined or equipment leased on a month to month basis).

                  (c) No consent, approval, order or authorization of, or registration, declaration of filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement and the other Transaction Documents by PDR or the consummation by PDR of the transactions contemplated hereby or thereby, except as otherwise specifically provided herein.

                  (d) The execution and delivery of this Agreement and the other Transaction Documents by PDR or the consummation of PDR of the transactions contemplated hereby or thereby, does not violate any provision of PDR's Certificate of Incorporation or Bylaws.

         3.9 Compliance with Law. To PDR's knowledge it is in compliance and has conducted its business so as to comply with all laws, rules and regulations, judgments, injunctions, awards, decrees or orders of any Governmental Entity applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against PDR or against any of its properties or businesses and to the best knowledge of PDR, none are pending or threatened.

         3.10 Litigation. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which PDR or its assets, properties or business of any of them is bound or subject that could reasonably be anticipated to have a Material Adverse Effect. Except as set forth on Schedule 3.10, there are no actions, suits, legal, administrative or arbitral proceedings or inquiries relating to PDR or Stockholder pending or, to the best of PDR's Stockholder's and knowledge threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against PDR or Stockholder. The matters set forth on Schedule 3.10 if determined against PDR or Stockholder would not have a Material Adverse Effect.

         3.11 Material Contracts. Schedule 3.11 sets forth a true, correct and complete list of all agreements, contracts, understandings, arrangements, obligations, leases or licenses with respect to personal property, franchises, guarantees, commitments and orders (other than purchase orders), whether written or oral between PDR and any other party, under or pursuant to which PDR is obligated to make cash payments or deliver products or render services with a value greater than $5,000.00 or receive cash payments of or receive products or services with a value greater than $5,000.00 or which are otherwise material to PDR (collectively, "Contracts"). Except as disclosed in Schedule 3.11, PDR is not a party to or subject to:

                  (a) Any union contract or any employment or consulting contract or arrangement written or oral, providing for future compensation, with any director or officer or employee;

                  (b) Any distribution agreement, volume purchase agreement or other similar agreement, or joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

                  (c) Any lease for real or personal property;

                  (d) Except for trade indebtedness incurred in the ordinary course of business, any instrument related in any way to indebtedness incurred for borrowed money;

                  (e) Any license agreement, either as licensor or licensee;

                  (f) Any contract containing covenants purporting to limit the freedom of PDR to compete in any line of business in any geographic area;

                  (g) Any agreement of indemnification, except indemnification provided in the ordinary course of business;

                  (h) Any agreement, contract or commitment relating to future capital expenditures;

                  (i) Any agreement, contract or commitment relating to the disposition by PDR of any assets (other than Inventory);

                  (j) Any agreement providing for minimum payment or resale obligations, ongoing support or research and development obligations, on the part of PDR except arrangements entered into in the ordinary course of business;

                  (k) Any agreement for the provision of products or securities to any Governmental Entity;

                  (l) Any material agreement requiring a commitment of PDR resources or personnel to market, distribute or license products or technology; or

                  (m) Any other agreement, contract, letter of intent, memorandum of understanding or commitment that is material to PDR.

         To the best of PDR's knowledge, each material agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise agreement, license and commitment to which PDR is a party or by which, to the best knowledge of PDR and the Stockholder, it or any of its assets is bound (i) is valid and binding on PDR and the other parties thereto, (ii) is in full force any effect, (iii) has not been materially breached by PDR or any other party thereto, (iv) contains no material liquidated damages, penalty or similar provision, and a default will not be caused by reason of the transaction contemplated hereby. To PDR's knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or arrangement. There have been delivered to DG Systems true and complete copies of all the Contracts.

         Except as set forth in Schedule 3.11, no approval or consent of any person is needed in order that the Contracts continue in full force and effect subsequent to the consummation of the transactions contemplated by this Agreement and, upon consummation of such transaction and receipt of such approvals or consents, each of such Contracts will be enforceable in accordance with their respective terms.

         3.12     Title to Property; Encumbrances.

                  (a) PDR has, and at the Closing will have, good and valid title to its personal property (tangible and intangible) including without limitation, all personal property reflected on the most current balance sheet included in the PDR Financial Statements.

                  (b) PDR does not own any real property. Schedule 3.12(c) describes all real property leased (collectively, the "Realty Leases"). Each of the Realty Leases is in full force and effect and there exists no material defaults of any party thereunder nor does there exist any circumstances which with the giving of notice or the passage of time would constitute such a default.

                  (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby will not violate, conflict with or result in the breach of any of the terms of or cause a default of under any of the Realty Leases subject to receipt of landlords consent set forth in subparagraph (3) below.

                  (d) Approval or consent of the landlord with respect to the assignment of the Realty Leases will attempt to be obtained by PDR prior to the Closing.

         3.13     Environmental Matters.

                  (a) To the best of PDR's knowledge, PDR has not transported, stored, used, manufactured, released, disposed of or exposed any person to Hazardous Materials ("Hazardous Materials Activity") in violation of any applicable local, state or federal statute, rule, regulation, order or law.

                  (b) No action, proceeding, permit revocation, writ, injunction or claim is pending or, to the best knowledge of PDR, threatened concerning PDR's Hazardous Materials Activities or any PDR Facility and PDR is not aware of any fact or circumstance which could involve PDR in any environmental litigation or impose any material environmental liability upon PDR.

         3.14 Interest of Officers. None of the officers or directors has any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to PDR's business, except for rights as a Stockholder.

         3.15     Intellectual Property.

                  (a) PDR does not own any Intellectual Property Rights.

                  (b) PDR's business includes the reproduction and distribution by PDR of audio and video tapes embodying copyrighted and copyrightable material, trademarks and service marks and other intellectual properties (collectively, the "Works") owned by others. PDR has been duly authorized, or the persons employing the services of PDR have been duly authorized, by the owners of all such Works to permit PDR to reproduce and distribute video and audio tapes embodying the Works. To the best of its knowledge, the conduct of the business by PDR and in particular its reproduction and distribution of audio and video tapes embodying the Works, does not infringe the intellectual properties or other rights of any person. No consents of any owner of any Works are necessary to the consummation of the transactions contemplated by this Agreement.

         3.16     Employee Benefit Plans.

                  (a) Schedule 3.16 lists every pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding (whether arrived at through collective bargaining or otherwise), any medical, vision, dental or other health plan, any life insurance plan or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently or within the past five (5) fiscal years, adopted, maintained, sponsored in whole or in part, or contributed to by, PDR or any member of a "controlled group of corporations" with PDR, or any entity that is under "common control" with PDR (as defined in Section 414(b) or (c) of the Code) ("ERISA Affiliate") for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries of PDR or its ERISA Affiliates (collectively, the "Plans").

                  (b) Except as set forth in Schedule 3.16 hereto, no Plan (i) is a multiemployer plan within the meaning of Section 337 of ERISA, (ii) is a multiple employer plan within the meaning of Section 413 of the Code, (iii) is or has been subject to Title IV of ERISA, or (iv) is subject to the requirements of Section 412 of the Code.

                  (c) With respect to each Plan, DG Systems has been provided heretofore, or will be provided during the Due Diligence Period, if available, with true and complete copies of: (i) all Plan documents and all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument, and any amendments thereto; (ii) the most recent determination letter received from the IRS; (iii) the most recent financial statement, if any; (iv) the most recent IRS Form 5500, if any; and (v) written descriptions of all non-written agreements relating to the Plans. To the best of PDR's knowledge, all Plans, all Plan documents and all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument, and any amendments thereto, comply in all material respects with the provisions of ERISA and the Code and other applicable laws, rules and regulations. All necessary governmental approvals required to date for all Plans have been obtained and all available favorable determinations as to the qualification under the Code of each of the Plans, and for any Code Section 501(c) (a) trust maintained in connection with any Plan that is an employee welfare benefit plan within the meaning of Section
(3) (1) of ERISA, and each amendment thereto, have been made by the IRS, or have been applied for. Each Plan which is intended to be qualified or tax exempt under the Code is so qualified or so tax exempt and has received a favorable determination letter to that effect from the Internal Revenue Service, which letter is in full force and effect, or a determination letter with respect to such Plan has been requested within the applicable remedial amendment period under the Code. Neither PDR nor Stockholder are aware of any facts or circumstances that are likely to cause the loss of any such qualifications or revocation of such letter.

                  (d) To the best of PDR's knowledge and except as set forth on
Schedule 3.16, the administration of all Plans has been consistent with, and in compliance in all material respects with, applicable requirements of the Code, ERISA and any applicable collective bargaining arrangements, including, without limitation, material compliance with all requirements for reporting and disclosure and requirements for the continuation of group health insurance. Neither PDR nor its ERISA affiliates nor Stockholder have engaged in any transaction or acted or failed to act in any manner that violates Section 404 or 406 of ERISA in any material respect or engaged in any prohibited transaction (as defined in Section 4975 (c) (1) of the Code) for which there exists neither a statutory nor regulatory exemption or for which an exemption has not been obtained and which would subject PDR to any material taxes, penalties or other liabilities. All contributions required by law or the terms of each Plan to have been made under such Plan, or to any trusts or funds established thereunder or in connection therewith, have been made by the due dates thereof (including any valid extensions).

                  (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute (i) a termination of employment or other event entitling any person to any additional or other benefits, or that would otherwise modify any benefits or the vesting of any benefits, under any Plan maintained at any time by PDR or its ERISA Affiliates, or to which the Company or its ERISA Affiliates contribute or have contributed or are or were required to contribute or (ii) a violation of Section 404 or 406 or ERISA or a prohibited transaction (as defined in Section 4975 (c)
(1) of the Code) for which there exists neither a statutory nor regulatory exemption of for which an exemption has not been obtained. With respect to each Plan, there are no actions, suits or claims pending that may result in material liability to PDR or to the knowledge of PDR or Stockholder, threatened, and neither PDR nor Stockholder have knowledge of any facts that are likely to give rise to any such actions, suits or claims other than, in each case, claims for benefits in the normal course.

                  (f) PDR has not made or agreed to make, or is required to make (in order to bring any of the Plans into compliance with ERISA or the Code), any change in benefits or coverage that would materially increase the cost of maintaining any Plan.

                  (g) To the best of PDR's knowledge, each Plan which is a "group health plan" within the meaning of Section 5000 of the Code has been maintained in substantial compliance with Section 4980 (B) of the Code and Title I, Subtitle B, Part 6 of ERISA and no material tax payable on account of Section 4980 (B) of the Code has been or is expected to be incurred by PDR.

                  (h) To the best of PDR's knowledge, no benefit payable or which may become payable by PDR pursuant to any Plan shall constitute an "excess parachute payment," within the meaning of Section 280 (G) of the Code, which is or may be subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280 (G) of the Code.

         3.17 Employees and Employee Relations. Schedule 3.17 contains a complete list as of the date of this Agreement, of all employees of PDR setting forth their names, birthdates, job titles, base salaries, bonus compensation paid or payable and dates of hire. PDR has not at any time during the last five years had, nor is there now or to the best of PDR's, the DeRosas' and Stockholder's knowledge threatened, a strike, picket, work stoppage, work slowdown, or other labor trouble affecting employees. PDR is not a party to and there does not otherwise exist, any union, collective bargaining or similar agreement with respect to any of its employees. There is not any negotiation currently being conducted with any labor organization or employee association with respect to the employees of PDR or any contemplated attempt by any such organization or association to organize such employees. To the best of PDR's knowledge, PDR is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and has not engaged in any unfair labor practice and there is no unfair labor practice complaint against PDR which has been served on PDR or of which PDR, the DeRosas or Stockholder has knowledge pending or threatened before the National Labor Relations Board or any other Governmental Entity. Except as set forth on
Schedule 3.17, there do not exist any pending workmen compensation claims against PDR that are not adequately provided for by insurance, any pending, or to the knowledge of PDR, the DeRosas or Stockholder threatened claims alleging that the workplace of PDR is unsafe or employment discrimination or wrongful discharge.

         3.18 Employee Agreements. No employee of PDR has an employment contract (whether written or verbal) with PDR.

         3.19 Insurance. Schedule 3.19 lists all insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors of PDR, the amounts of coverage under each such policy of PDR. Since January 1, 1996, PDR has not been refused any requested coverage and no material claim made by PDR has been denied by the underwriters of such policies. All premiums payable under all such policies have been paid, and PDR is otherwise in full compliance with the terms of such policies (or other policies providing substantially similar insurance coverage). To the best knowledge of PDR and the Stockholder, there is no threatened termination of, or material premium increase with respect to, any of such policies. There are no outstanding, unpaid claims under such policy which have gone unpaid for more than 45 days or as to which the carrier has disclaimed liability.

         3.20 Inventory. PDR holds no inventory other than video and audio tape which are supplies and/or work in progress. PDR stores master videotapes for its customers. Such video tapes are specifically excluded from this transaction.

         3.21 No Defaults. To the best of PDR's knowledge, PDR is not, and neither PDR nor the Stockholder has received notice that PDR is or would be with the passage of time (a) in violation of any provision of its Certificate of Incorporation or Bylaws or (b) in default or violation of any term, condition or provision of (i) any judgment, decree, order, injunction or stipulation applicable to PDR, or (ii) any agreement, note, mortgage, indenture, contract, lease, instrument, permit, concession, franchise or license to which PDR is a party or by which PDR or its properties or assets may be bound.

         3.22     Accounts Receivable.

                  (a) Each of the accounts receivable of PDR (i) arose from bona fide sales in the ordinary course of business, (ii) was entered into under circumstances and by methods usual and customary in PDR's business in the applicable state or country and the collection practices used with respect thereto have been and are in all respects legal and proper, and (iii) was entered into, and credit granted pursuant thereto, consistent with PDR's historical credit policies and practices. The books of PDR correctly record the principal balance of all accounts receivable and there are no security instruments securing any account receivable is enforceable.

                  (b) To the best of PDR's knowledge, there does not exist any uncollectible accounts receivable which in the aggregate, exceed PDR's reserve for bad debts. PDR will deliver no later than five (5) days following Closing a similar current Aged Trial

Balance accounts receivable statement dated as of the Closing Date.


                  (c) To the best of PDR's knowledge, none of the accounts receivable of PDR is subject to any material claim of offset, recoupment, set-off or counterclaim and PDR has no knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No person has any lien on any of such accounts receivable and other than in the ordinary course of business, no agreement for deduction or discount has been made with respect to any such receivables. PDR has provided DG Systems with information relating to such amounts of accounts receivable.

         3.23 Absence of Certain Changes. Except as set forth in Schedule 3.23 or as otherwise disclosed in this Agreement including without limitation as set forth in Section 6.17, or any Schedule to this Agreement, since September 30, 1996, PDR has not:

                  (i) Suffered any Material Adverse Effect in its Working Capital, condition (financial or otherwise), assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or operations;

                  (ii) Incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except liabilities and obligations incurred in the ordinary course of business and consistent with past practice;

                  (iii) Paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of liabilities and obligations reflected or reserved against in the PDR Financial Statements or incurred in the ordinary course of business and consistent with past practice;

                  (iv) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any lien;

                  (v) Written off as uncollectible any notes or accounts receivable, except for immaterial (less than $5,000.00) write-downs and write-offs in the ordinary course of business and consistent with past practice;

                     (vi) Sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

                    (vii) Granted any general increase in the compensation of officers, employees or consultants (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer, employee or consultant (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), except in the ordinary course of business consistent with past practice and no such increase is required by agreement or understanding;

                   (viii) Made any single capital expenditure or commitment in excess of $10,000.00 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $25,000.00 for additions to property, plant, equipment or intangible capital assets;

                  (ix) Made any change in any method of accounting or accounting practice or in depreciation or amortization policies or rates adopted by it;

                  (x) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement of any kind with, any of its officers, directors or stockholders or any affiliate or associate of any of its officers, directors or stockholders, except compensation to officers at rates not exceeding the rates of compensation in effect as of September 30, 1996 or any reasonable increases in the ordinary course of business consistent with past practices;

                  (xi) Entered into any new, or amended or modified any existing, employee benefit plan or program or severance arrangements or granted any termination benefits; or

                  (xii) Agreed, whether in writing or otherwise, to take any action described in this section.

                  (xiii) Made any amendment or change in the Certificate of Incorporation or Bylaws of PDR;

                  (xiv) Incurred any material damage, destruction or loss, whether covered by insurance or not, affecting any of the material properties or business of PDR;

                  (xv) Made any loan, advance or capital contribution to, or investment in, any person, other than advances made in the ordinary course of business of PDR.

                  (xvi) Entered into any amendment of relinquishment, termination or nonrenewal by PDR of any Contract, lease, commitment or other right or obligation other than in the ordinary course of business consistent with past practice.

                  (xvii) Experienced any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of PDR; or

                  (xviii) Made any agreement or arrangement to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made.

         3.24 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon PDR or that has or could reasonably be expected to have the effect of prohibiting or significantly impairing any material business practice of PDR, any material acquisition of property by PDR, or the continuation of the business of PDR as currently conducted or as currently proposed to be conducted.

         3.25 Bank Accounts. Schedule 3.25 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which PDR maintains accounts of any nature and names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

         3.26 Customers and Suppliers. Schedule 3.26 sets forth: (a) a list of the ten (10) largest customers of PDR in terms of sales during the calendar year ended December 31, 1995 and the six month period ending September 30, 1996 showing the approximate total sales by customer during such periods; and (b) a list of the ten (10) largest suppliers of PDR in terms of purchases during the calendar year ended December 31, 1995 and the six month period ending September 30, 1996 and showing the approximate total purchases by PDR from each such supplier during such periods. Except to the extent set forth in Schedule 3.26 there has not been any Material Adverse Effect in the business relationship of PDR with any customer or supplier named in Schedule 3.26. Except for the customers and suppliers named in Schedule 3.26, the Company does not have any customer who accounted for more than 5% of PDR's sales during the calendar year 1995, or any supplier from whom it purchased more than 5% of the goods or services which it purchased during the calendar year 1995. PDR has not received any notice nor does the Stockholder have knowledge of any facts, circumstances or conditions that create a reasonable basis for believing that, nor does it or the Stockholder have any reason to believe, that any of its current customers, other than Music Television Networks (MTV), or suppliers will terminate or change in a manner materially adverse to the Company their relationships with the Company either before or within twelve (12) months after the Closing. This section shall not be construed as a guaranty of the continuation of the business of PDR's customers post-Closing.

         3.27 Certain Business Practices. The Stockholder and to the knowledge of the Stockholder, the employees, directors, officers, agents or other representatives of PDR, or any other person acting on behalf of PDR have not, directly or indirectly, within the past five years, given or agreed to give any illegal, gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in connection with any actual or proposed transaction.

         3.28 Related Party Transaction. Except as set forth on Schedule 3.28, no officer, director, shareholder or, to the knowledge of PDR and Stockholder:
(a) employee of PDR or (b) affiliate or relative of any of them:

                    (i) owns directly or indirectly any interest in (except not more than three (3%) percent stockholdings for investment purposes in securities of publicly held and traded companies), or is an officer, partner, director, employee or consultant of, or otherwise receives renumeration from, any person which is, or is engaged in business as, a competitor, lessor, lessee, customer or supplier of PDR;

                   (ii) owns directly or indirectly in whole or in part any tangible or intangible property, the use of which is necessary for the conduct of PDR's business and which if not obtained from such person could have a Material Adverse Effect; or

                  (iii) owes any amount to PDR or, to the knowledge of PDR and Stockholder, has any cause of action or other claim against PDR other than for current wages accrued or bonuses, benefits, prerequisites or reimbursements for business expenses payable in the ordinary course of business consistent with past practices.

         3.29 Brokers and Finders. None of PDR, Stockholder or PDR's respective officers, directors, employees or stockholders has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transaction contemplated by this Agreement.


                                   ARTICLE IV

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDER

         The Stockholder represents and warrants to DG Systems that:

         4.1 Power of Authorization and Validity. Stockholder has the full right, power, legal capacity and authority to enter into and perform his obligations under this Agreement and each of the other Transaction Documents to which he is a party. Each of the Transaction Documents to which Stockholder is or will be a party constitutes, or will constitute upon its execution and delivery by Stockholder, a valid and binding obligation of Stockholder enforceable in accordance with its terms.

         4.2 Title to Securities. Stockholder owns of record and beneficially, and immediately prior to the Closing will own of record and beneficially, all of the outstanding Shares of PDR Common Stock. Stockholder owns, and will own immediately prior to the Closing, all right title and interest in and to such Shares, free and clear of all encumbrances, proxies, rights of refusal and similar rights and other transfer restrictions of any nature whatsoever (including any arising from any existing or threatened litigation) other than restrictions on transfer arising out of federal and state securities laws.

         4.3 Absence of Violations or Conflicts. The execution and delivery by Stockholder of the Transaction Documents to which Stockholder is or will be a party and the consummation by Stockholder of the transactions contemplated by such Transaction

Documents do not and will not with the passing of time or giving of notice or both: (i) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, or result in the creation or imposition of any lien upon any properties or assets of PDR, under any contract or understanding to which Stockholder is a party or to which Stockholder's properties or assets are subject; or (ii) create, or cause the acceleration of the maturity of, any debt, obligation or liability of Stockholder that would result in any lien or other claim upon the properties or assets of PDR.

         4.4 Absence of Claims Against the Company. Stockholder has no claim against PDR, except for accrued compensation and benefits and the reimbursement of expenses incurred in the ordinary course of business. Stockholder has no right, claim or interest in or to any equity ownership interest in PDR other than the Shares of PDR Common Stock.

         4.5 Litigation. To the best of Stockholder's knowledge, There is no action, proceeding, claim or investigation pending before any Governmental Entity with respect to which Stockholder has been served or, to the best knowledge of Stockholder, threatened against Stockholder or pending but with respect to which Stockholder has not been served, relating to Stockholder's ownership of PDR Common Stock.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF DG SYSTEMS

         DG Systems represents and warrants to PDR as follows:

         5.1 Organization: Standing and Power. DG Systems is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

         5.2 Capital Structure.

                  (a) The authorized capital stock of DG Systems consists of 30,000,000 shares of Common Stock, without par value, and 5,000,000 shares of Preferred Stock, without par value. As of the September 30, 1996, there were issued and outstanding approximately 11,620,807 shares of Common Stock; no shares of Preferred Stock were outstanding; and an aggregate of approximately 1,971,039 shares of Common Stock were reserved for issuance upon the exercise of the DG Systems options.

                  (b) All the outstanding shares of DG Common Stock are validly issued.

                  (c) The shares of DG Common Stock issuable in connection with the Closing are duly authorized and reserved for issuance and, when issued in accordance with the terms of hereof will be validly issued, fully paid, nonassessable and free of preemptive rights.

         5.3      Authority.

                  (a) DG Systems has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which they are a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such other Transaction Documents, the performance by DG Systems of its respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of DG Systems, including approval by its board of directors. This Agreement is a legal, valid and binding obligation of DG Systems enforceable against DG Systems in accordance with its terms.

                  (b) Subject to satisfaction of the conditions set forth in
Article VII hereto, the execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not, conflict with or result in any material violation of any material statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to DG Systems or its properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of material benefit under, or result in the creation of a lien or Encumbrance of any of the properties or assets of DG Systems pursuant to (i) any provision of its respective articles or certificate of incorporation or bylaws, or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which DG Systems is a party or by which DG Systems or any of its respective property or assets may be bound or affected.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to DG Systems in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party or the consummation by DG Systems of the transactions contemplated hereby and thereby, except for (i) filings required by the California Department of Corporations,
(ii) the obtaining of such other orders from, the various state securities or "blue sky" authorities, and (iii) the making of such reports under the Exchange Act, as are required in connection with the transactions contemplated by this Agreement.

         5.4 Litigation. There is no action, suit, proceeding, arbitration, investigation or claim pending or, to the best knowledge of DG Systems, threatened against DG Systems which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby of DG Systems' ability to enter into this Agreement. DG Systems is not aware of any other pending or threatened action, suit, proceeding, investigation or claim, or any reasonable basis therefor, which individually or in the aggregate would reasonably be expected to result in a Material Adverse Change in DG Systems.

         5.5 Brokers and Finders. DG Systems nor any of its officers, directors, employees or stockholders has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         5.6 Transferability of Shares. If shares of DG Common Stock are issued to Stockholder at the Closing in accordance with the terms of this Agreement and the Permit, then such shares will be freely tradeable, subject to any restrictions imposed by this Agreement, the Lock-Up Agreement, Rules 144 and 145 promulgated under the Securities Act, and applicable state securities laws.


                                   ARTICLE VI

                                    COVENANTS

         PDR and Stockholder jointly and severally, hereby covenant as follows:

         6.1      Conduct of Business of PDR.

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, PDR shall carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such business, use best efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, to the end that its goodwill and ongoing business shall be substantially unimpaired at the Closing Date. PDR shall promptly notify DG Systems of any event or occurrence not in the ordinary course of business of PDR, and any event which could result in a Material Adverse Change in PDR. Except as expressly contemplated by this Agreement, PDR and Stockholder shall not, without the prior written consent of DG Systems:

                  (a) Enter into any commitment or transaction not in the ordinary course of business;

                  (b) Grant any severance or termination pay to any director, officer, employee or consultant, except mandatory payments made pursuant to standard written agreements outstanding on the date hereof (with any such agreement or arrangement to be disclosed herein) or except in accordance with PDR's past practices;

                  (c) Other than in the ordinary course of business, enter into or amend any agreements pursuant to which any other party is granted marketing or other similar rights of any type or scope with respect to any products of PDR;

                  (d) Except in the ordinary course of business with prior notice to DG Systems, violate, amend or otherwise modify the terms of any of the Contracts;

                  (e) Except with prior consultation with DG Systems, commence a lawsuit other than for the routine collection of bills or as respects a lawsuit or arbitration proceeding for a breach of this Agreement;

                  (f) Except as provided in Article 6.17, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any PDR Capital Stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of PDR Capital Stock, or repurchase or otherwise acquire, directly or indirectly, any shares of PDR Capital Stock except repurchases of PDR common stock at cost from former employees, directors and consultants in accordance with the terms of agreements providing for the repurchase of shares in connection with any termination of service to PDR;

                  (g) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of or authorization of, the purchase of any shares of PDR Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                  (h) Cause or permit any amendments to PDR's Certificate of Incorporation or Bylaws;

                  (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                  (j) Sell, lease, license or otherwise dispose of any PDR properties or assets except in the ordinary course of business and consistent with past practice;

                  (k) Incur any indebtedness for borrowed money or guaranty any such indebtedness except in the ordinary course or issue or sell any debt securities or guaranty any debt securities of others;

                  (l) Adopt or amend any Plan, or enter into any employment contract, pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under PDR's normal employee review cycle or pursuant to PDR's existing bonus plans, as the case may be, or pursuant to Section 6.17 or, in connection with the hiring of employees other than officers in the ordinary course of business, in all cases consistent with past practice, or otherwise increase or modify the compensation or benefits payable or to become payable by PDR to any of its directors, employees or consultants, except for changes pursuant to employment agreements in effect as of the date hereof or changes in position;

                  (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the PDR Financial Statements;

                  (n) Make any material Tax election, change any material Tax election, adopt any material Tax accounting method other than in the ordinary course of business and consistent with past practice, change any material Tax accounting method, file any materially Tax return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendments to a material Tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment;

                  (o) Fail to pay or otherwise satisfy its material monetary obligations as they become due or consistent with past practice, except such as are being contested in good faith;

                  (p) Cancel, materially amend or, other than in the ordinary course upon expiration of a policy term, renew any material insurance policy except for replacing any material insurance policy with substantially the same coverage by another insurer;

                  (q) Take, or agree (in writing or otherwise) to take, any of the actions described in this Section 6.1 or any action which would make any of the representations or warranties or covenants of PDR contained in this Agreement or any other Transaction Document to which PDR or the Stockholder is a party untrue or incorrect.

         6.2 Due Diligence Access to Information: Provision of Interim Financial Statements.

                  (a) PDR shall afford DG Systems and its independent accountants, counsel and other representatives, reasonable access during normal business hours during the twenty (20) business days following the date of this Agreement (the "Due Diligence Period") to review (i) all properties, books, contracts, commitments and records, and (ii) all other information concerning the business, assets, goodwill, properties and personnel as may reasonably be requested (collectively the "Due Diligence Materials"). Due Diligence shall be conducted in a manner that will not unreasonably interfere with PDR's business operations.

                  (b) PDR shall provide DG Systems such internal PDR Financial Statements as may reasonably be requested by DG Systems or its accountants during the Due Diligence Period.

                  (c) If after DG Systems' review of the Due Diligence Materials any information contained therein is not satisfactory to DG Systems in their sole and absolute judgment, it may at any time during the Due Diligence Period terminate this Agreement and thereupon the Escrow Agent is directed to return the Deposit to DG Systems.

         6.3 Exclusivity: Acquisition Proposals. Unless and until this Agreement shall have been terminated by either party pursuant to Section 10.1:

                  (a) None of PDR, and the Stockholder or the DeRosas shall not knowingly, directly or indirectly, through any officer, director, agent or representative (including, without limitation, investment bankers, attorneys, accountants and consultants), or otherwise;

                          (i) Solicit, initiate or further the submission of proposals or offers from, or enter into any agreement with, any person or entity, individually or collectively, relating to any acquisition or purchase of all or a material portion of the assets of, or any equity interest in, PDR or any merger, consolidation or business combination with PDR;

                         (ii) Participate in any discussions or negotiations regarding, or furnish to any third party any confidential information with respect to PDR or DG Systems in connection with any acquisition or purchase of all or a material portion of the assets of, or any equity interest in, PDR or any merger, consolidation or business combination with PDR.

                  (b) PDR shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any third party conducted prior to the date of this Agreement with respect to any of the foregoing.

         6.4      Breach of Representations, Warranties and Covenants.

         PDR and Stockholder shall not take, or fail to take, any action which from the date hereof through the Closing would cause or constitute a breach of any of its respective representations, warranties and covenants set forth in this Agreement. In the event of, and promptly after becoming aware of, the actual, pending or threatened occurrence of any event which would cause or constitute such a materially adverse breach or inaccuracy, each party shall give detailed notice thereof to the other parties and shall use its best efforts to prevent or promptly remedy such breach or inaccuracy.

         6.5 Consents. Each of PDR, Stockholder and DG Systems shall promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Closing, and PDR shall use its commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of PDR's Contracts in connection with the Closing, except such consents and approvals as DG Systems and PDR agree PDR shall not seek to obtain.

         6.6 All Reasonable Efforts. Each of PDR, the Stockholder and DG Systems shall use all commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. In furtherance and not in limitation of the foregoing, the Stockholder agrees to vote in favor of or give his written consent with respect to all voting capital stock of PDR beneficially owned by him to approve this Agreement and the transactions contemplated by the Transaction Documents.

         6.7 Public Announcements. DG Systems and PDR will make joint announcements to employees after the execution of this Agreement. Each party will consult in advance with the other concerning the timing and content of any announcements, press releases or public statements concerning the transaction and will not make any such announcement, release or statement without the other's consent; provided, however, that DG Systems may make any public statement without PDR's consent, after it has used reasonable efforts to obtain PDR's consent, if, in the opinion of counsel for DG Systems, such statement or announcement is required or advisable to comply with applicable securities laws.

         6.8 Expenses. Whether or not the transaction hereunder is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby, including fees of any finders or brokers or investment bankers, attorneys and accountants (subject, however, to Article 8.3(h)) retained by such party, shall be paid by the party incurring such expense; provided, however, that the Stockholder shall bear any attorney fees incurred on behalf of PDR in connection with this Agreement in excess of $25,000.00.

         6.9 Confidentiality. The parties acknowledge that DG Systems and PDR have each previously executed a Nondisclosure Agreement dated as of March 19, 1996, which shall continue in full force and effect in accordance with its terms notwithstanding anything herein to the contrary.

         6.10 Certain Taxes. The Stockholder and PDR will pay, or cause to be paid, all Taxes with respect to the income of PDR and Stockholder as respects PDR business through the Closing Date.

         6.11 Account Collections. PDR and Stockholder shall, from the date of this Agreement to the Closing Date, use their respective best efforts to collect all accounts receivable and make payment on all accounts payable in the ordinary course of business and in accordance with its past customs and practices and without any delay, acceleration or discounting of same other than as is consistent with such existing practices.

         6.12 Audited Financial Statements. Stockholder shall use its best effort to deliver to DG Systems by October 31, 1996, but in no event later than November 8, 1996, audited financial statements prepared by PDR's Accountants for the periods ending December 31, 1993, 1994 and 1995 (collectively the "Audited Financial Statements"). DG Systems shall have the right to examine and review same and the supporting financial information and documents, with reasonable cooperation from Stockholder, for five (5) business days following delivery of the Audited Financial Statements. PDR's Accountants shall keep DG Systems' accountants advised of their progress with respect to the preparation of the Audited Financial Statements and shall promptly provide DG Systems' accountants with working drafts of the Audited Financial Statements as soon as they become available subject to final review of PDR's Accountants and the ability to comment on the form of same.

         6.13 Maintenance of Insurance Policies. On and after the date hereof and until the Closing Date, PDR shall maintain in full force and effect all insurance (or insurance of similar terms and conditions as currently in effect) with respect to its business, assets and properties.

         6.14 Cooperation. Each of the parties hereto will cooperate with each party to facilitate the completion of the transactions contemplated hereunder.

         6.15 Covenant Not to Compete and Confidential Information.

                  (a) Stockholder and the DeRosas agree that they will not, directly or indirectly, individually or by, for, with or through any other person, firm or entity compete in any way with the Business of PDR (as hereinafter defined) as operated by PDR or any PDR parent, affiliate or subsidiary and/or its or their successors and/or assigns in New York, New Jersey and Connecticut. Without limiting the generality of the foregoing, Stockholder and the DeRosas agree that they will not do any of the following:

                           (i) Own, manage, control, be employed by or consult with or provide advice to, serve as an officer or director of or otherwise become engaged by or associated with any person, firm, corporation, partnership, company, proprietorship, association, or other business entity, that competes with the Business of PDR;

                           (ii) Canvass, solicit or accept the business of any PDR customer or client as respects the Business of PDR;

                           (iii) Induce, advise, request or otherwise attempt to influence any PDR customer or client to withdraw, curtail or cancel its business with PDR;

                           (iv) Induce, advise, request or otherwise attempt to influence any PDR customer or client to refer its business to any competitor of PDR;

                           (v) Induce, advise, request or otherwise attempt to influence any person who is an employee or officer of PDR to terminate said relationship, except where such action is taken at the request of PDR in the course of carrying out Stockholder's or the DeRosas' duties for PDR;

                           (vi) Disclose or use, in any manner in competition with or contrary to the interests of PDR, the proprietary customer lists, manufacturing and/or business methods and/or plans, product research, budgets, projections, sales strategies, systems, software, procedures and all other financial and operational data and/or trade secrets of PDR, it being acknowledged by Stockholder and the DeRosas that all such information regarding the business of PDR is confidential information and the exclusive property of PDR; provided, however, that the restrictions in this Subparagraph 6.15(a)(vi) shall not restrict the use or disclosure of such confidential information by Stockholder or the DeRosas (A) when ordered or directed to do so by a court of law or by a governmental agency, administrative or legislative body, or (B) which is otherwise already publicly known through no wrongful act of the Stockholder or the DeRosas.

                  (b) The covenants set forth in this Article 6.15(a)(i), 6.15(a)(iii), 6.15(a)(iv) and 6.15(a)(vi) shall be operative for a period of three (3) years from the Closing Date.

                  (c) Notwithstanding the provisions of subparagraph 6.15(b), Stockholder and the DeRosas recognize that they have a legal duty to refrain from acting to impair the good will transferred as part of the transactions contemplated by this agreement and they agree, therefore, that, with respect to any person, firm, corporation, partnership, company, proprietorship, association, or other business entity which was, at any time on or prior to the Closing Date, a PDR customer and/or a DG Systems customer, the covenants set forth above shall be indefinite in duration and without geographic limits.

                  (d) It is the intention of the parties that if any of the restrictions or covenants contained in Subparagraphs 6.15(a)(i) through (vi) above are held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction or an arbitrator(s), as the case may be, shall construe and interpret or reform said Subparagraphs 6.15(a)(i) through (vi), as the case may be, to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

                  (e) Stockholder and the DeRosas acknowledge that any breach of the terms, conditions or covenants set forth in Subparagraphs 6.15(a)(i) through
(vi) shall be competitively unfair and may cause irreparable damage to PDR because of the special, unique, and unusual character of the Business of PDR, and that PDR's recovery of damages at law will not be an adequate remedy. Accordingly, Stockholder and the DeRosas agree that for any breach of the terms, covenants and agreements of Subparagraphs 6.15(a)(i) through (vi), a temporary restraining order and/or a preliminary injunction or both may issued against them as provided in Article IX hereof to restrain any such breach, in addition to any other rights or remedies PDR may have.

                  (f) In the event of a violation of any legally enforceable provision of this Article 6.15 as to which there is a specific time period during which Stockholder and/or the DeRosas are prohibited from taking certain actions or from engaging in certain activities, as set forth in Subparagraph 6.15(b), then such violation shall toll the running of that time period from the date of its commencement for a period not to exceed six (6) months.

                  (g) For the purpose of this Article 6.15, the phrase, the "Business of PDR" shall be deemed to mean the business of being a "dub and ship house" as that phrase is generally used and understood in the radio/television advertising distribution business, and includes but is not necessarily limited to the duplication and manual (as opposed to electronic) shipping/ distribution, usually by overnight delivery service, of audio/video advertising, programs and other content to, for example, radio/television stations, cable television systems, cable interconnects, cable networks and miscellaneous other destinations together with certain post production services such as closed captioning, spot editing and the like. The Stockholder and the DeRosas recognize that DG Systems operates a nationwide multimedia network designed to provide electronic delivery and related services to the broadcast industry by linking content providers to broadcast stations, including for example the electronic distribution of audio spot advertising to radio stations. Stockholder and the DeRosas recognize that operation of such a network by DG Systems is a technological extension of the "dub and ship house" business and that it is contemplated that the extension of such technological advancements will in the future be applied to the business of PDR as conducted prior to the Closing Date. As such, Stockholder and the DeRosas agree that for the purpose of this Article 6.15, the phrase, the "Business of PDR" shall be deemed to mean, in addition to the "dub and ship house" business set forth above as currently conducted by PDR, any and all replacements, extensions, enhancements and/or improvements in such dub and ship house business by virtue of technological advancements, including by way of example but not limitation, the operation of a multimedia network designed to provide electronic delivery and related services to the broadcast industry by linking content providers to radio and/or television broadcast stations and/or cable television systems, over such facilities such as standard telephone or ISDN lines, but which may include other transmission facilities in the future, such as satellite and Internet transmission facilities, and which may be expanded in scope to provide electronic distribution services to address television and cable advertising, music, network advertising and programming content, and which may offer new services in the future such as air play verification. To the extent that there are any inconsistencies between the description of the Business of PDR as set forth herein and the description of the "Business of Company" set forth in the Employment Agreements, then as respects the DeRosas only, the terms of the DeRosas' Employment Agreements shall prevail and control.

                  (h) Anything hereinabove to the contrary notwithstanding, Stockholder shall not be restricted from engaging in the production of feature films and television shows and the production of radio and television spot advertising and, in the course of so doing, may provide such production services to, among any others, PDR customers and clients provided, however, that in connection therewith Stockholder shall not otherwise engage in any activities in violation of subparagraphs (a)(i)-(vi) of this Paragraph 6.15 and provided further that Stockholder shall use his reasonable efforts to refer the distribution business of any such customers and clients to PDR.

         6.16 Post-Closing Cooperation. After the Closing Date, the parties shall cooperate fully with one another and all shall make available to any taxing authority all information, records or documents reasonably requested in connection with the preparation of any tax returns or in connection with any tax liability with respect to any period prior to or after the Closing Date at their expense.

         6.17 Certain Taxes. The Stockholder and PDR will pay, or cause to be paid, all Taxes with respect to the income of PDR and Stockholder as respects PDR business activities and operations through the Closing Date. Stockholder and DG Systems agree and consent to the election provided at Section 1362(e)(3) of the Internal Revenue Code to have income of PDR allocated between its S short year return and C short year return under normal tax accounting rules. DG Systems agrees and acknowledges that notwithstanding anything herein to the contrary, PDR may make distributions and compensation payments to Stockholder from time to time for the purpose of making funds available to Stockholder of amounts sufficient for the payment of his Federal, State and local income taxes attributable to earnings from PDR for the 1996 fiscal year ("1996 Income Taxes").

                  PDR shall advise DG Systems in writing of all distributions or compensation payments to Stockholder made prior to closing for payment of 1996 Income Taxes, when made, other than those payments made in the ordinary course of business.

         6.18 Termination of PDR Profit Sharing Plan. PDR shall, unless DG Systems elects otherwise, terminate its "PDR profit sharing plan" prior to or following the Closing Date. DG Systems shall be held harmless and shall be indemnified by Stockholder with respect to any and all costs, claims, expenses, losses and the like arising out of the termination of the PDR profit sharing plan, pursuant to Article XII of this Agreement.

         6.19 Continuation of PDR Health Plan Post Closing. DG Systems will use its best efforts to continue to maintain the "PDR Health Plan" in effect as of the Closing after the Closing. In the event DG Systems is unable to maintain the PDR Health Plan it will provide a substantially equivalent health plan to qualified PDR employees.


                                   ARTICLE VII

                       CONDITIONS PRECEDENT TO THE CLOSING

         7.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each party to effect the Closing shall be subject to the satisfaction prior to the Closing Date of the following conditions, unless waived by DG Systems and PDR:

                  (a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

                  (b) Legal Action. No regulation, statute, temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Closing shall have been issued by any Governmental Entity and remain in effect, and no litigation shall be pending the ultimate resolution of which is likely to (i) result in the issuance of such an order or injunction, or the imposition against PDR or DG Systems of substantial damages if the Closing is consummated, (ii) prohibit DG Systems' ownership or operation of all or a material portion of the business rights of PDR or DG Systems, or to compel DG Systems or PDR to dispose of or hold separate all or a material portion of the business or assets of PDR taken as a whole or DG Systems and its subsidiaries taken as a whole, as a result of the Closing, or (iii) render DG Systems or PDR unable to consummate the Closing. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

         7.2 Conditions of Obligations of DG Systems. The obligations of DG Systems to effect the Closing are subject to the satisfaction of the following conditions, unless waived by DG Systems:

                  (a) Representations and Warranties. The representations and warranties of PDR set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) as of the Closing, except as otherwise contemplated by this Agreement, and except for any inaccuracies that alone or taken together would not be material and adverse to the financial condition of PDR taken as a whole. PDR shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with at or prior to the Closing.

                  (b) No Material Adverse Change. There shall have been no Material Adverse Change in PDR taken as a whole on or before the Closing Date, and DG Systems shall have received a certificate signed by an executive officer of PDR to such effect on the Closing Date.

                  (c) Performance of Obligations of PDR. PDR shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to the Closing Date. DG Systems shall have received a certificate signed by an executive officer of PDR to such effect.

                  (d) Governmental Approvals; Consents. DG Systems shall have received duly executed copies of all consents, permits, approvals, licenses or orders from any Governmental Entity or other third party required to be obtained by Stockholder or PDR for the lawful consummation of the transactions contemplated by this Agreement in form and substance reasonably satisfactory to DG Systems.

                  (e) Opinion of PDR's Counsel. DG Systems shall have received an opinion dated the Closing Date of counsel to PDR and Stockholder addressed to DG Systems in the form attached hereto as Exhibit D.

                  (f) Due Diligence. DG Systems shall have completed its due diligence review of PDR's affairs, including its accounts receivable and other assets, liabilities (contingent, potential and otherwise), and tax returns and the results of such review shall be acceptable to DG Systems, its legal counsel and its independent accountants in their sole and absolute judgment as herein provided.

                  (g) Closing Date Financial Items. The Audited Financial Statements shall provide that as of the Closing Date: (i) PDR's Book Value shall be not less than $750,000.00 or more than $1,750,000.00, and (ii) PDR shall have cash on hand of not less than $75,000.

                  (h) No Action or Proceedings. No statute, rule, regulations, decree, order or injunction shall have been promulgated, enacted or entered by any Governmental Entity or judicial authority and be in effect which would prohibit the consummation of the transactions contemplated by this Agreement and no action or proceeding by or before any court or other Governmental Entity shall have been instituted or threatened by any party to restrain or prohibit Stockholder or PDR from consummating the transactions contemplated by this Agreement.

                  (i) Officer's Certificate. DG Systems shall have received a certificate, executed by an executive officer of PDR, dated the Closing Date, reasonably satisfactory in form and substance to PDR and its counsel, certifying as to the satisfaction of the conditions set forth in Section 7.2(a) hereof.

                  (j) Secretary's Certificate. DG Systems shall have received a certificate dated the Closing Date, from the Secretary or Assistant Secretary of PDR with respect to the accuracy and completeness of the resolutions adopted by the Board of Directors of PDR authorizing this Agreement and the consummation of the transactions contemplated hereby.

                  (k) Good Standing Certificates. DG Systems shall have received certificates issued by appropriate Governmental Entities evidencing, as of a recent date, the good standing and tax status of PDR in the jurisdictions in which it is incorporated; and as of a date not more than five (5) days prior to the Closing Date, telegrams or facsimile copies, if available, issued by the appropriate Governmental Entities with respect to the good standing and tax status of PDR in such jurisdictions.

                  (l) Certified Charter Documents. DG Systems shall have received a copy of the Certificate of Incorporation and all amendments thereto of PDR, certified by the appropriate Governmental Entities.

                  (m) Certified By-Laws. DG Systems shall have received a copy of the By-Laws of PDR as amended through the Closing Date, certified by PDR's secretary.

                  (n) Matters Satisfactory to DG Systems' Counsel. All actions, proceedings, opinions and ancillary documents reasonably required or incidental to the consummation of the transactions contemplated by this Agreement and all legal matters related thereto, shall be reasonably satisfactory to counsel for DG System in all material respects.

                  (o) Audited Financials. DG Systems shall have received copies of the Audited Financial Statements and same shall be prepared in accordance with GAAP.

                  (p) Other Closing Deliveries. DG System shall have received all documents required to be delivered to DG Systems by Stockholder and PDR pursuant to the terms of this Agreement.

                  (r) Landlord's Consent. The consent of the landlord under Realty Leases to the assignment of the Realty Leases is obtained.

         7.3 Conditions of Obligation of PDR. The obligation of PDR to effect the Closing is subject to the satisfaction of the following conditions unless waived by PDR:

                  (a) Representations and Warranties. The representations warranties of DG Systems set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement, except as otherwise contemplated by this Agreement, and except for any inaccuracies that alone or taken together would not be material and adverse to the business condition of DG Systems and its Subsidiaries taken as a whole.

                  (b) Performance of Obligations of DG Systems. DG Systems shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to the Closing Date, except for such failures of performance that are not material and adverse to the business condition of DG Systems, and PDR shall have received a certificate signed by an executive officer of DG Systems to such effect.

                  (c) Landlord's Consent. The consent of the landlord under the Realty Leases to the assignment of the Realty Leases is obtained.


                                  ARTICLE VIII

                                   THE CLOSING

         8.1 The Closing. Subject to Article X and provided that all conditions set forth in Article VII shall have been satisfied or waived, the Closing will take place at the offices of Jaspan Schlesinger Silverman & Hoffman LLP, 300 Garden City Plaza, Garden City, New York 11530 or at offices of PDR's Accountants, at 10:00 a.m. local time, ten (10) days after DG Systems' receipt from PDR of the Audited Financial Statements (the "Closing Date"). All actions at the Closing will be deemed to have taken place simultaneously and none of such actions will be considered completed until each such action have been completed or waived. Notwithstanding the foregoing or anything else in this Agreement to the contrary, DG Systems shall have the option to accelerate the Closing Date to three (3) business days from a notice to close delivered by DG Systems which notice may be delivered commencing as of November 1, 1996. If as of such accelerated Closing Date: (i) the Permit has not been issued, DG System shall issue the Promissory Note in its place, and (ii) the Audited Financial Statements are not completed, same will be completed following the Closing Date.

         8.2 Closing Deliveries by PDR and Stockholder. At the Closing, PDR and Stockholder shall deliver to DG Systems:

                  (a) A certificate dated the Closing Date signed by an executive officer required to be delivered pursuant to Section 7.2(a).

                  (b) A certificate dated the Closing Date signed by the Secretary or Assistant Secretary of PDR certifying as to the Certificate of Incorporation and Bylaws of PDR, actions taken by its board of directors and stockholders in connection with the transactions contemplated by this Agreement and the signature and incumbency of each officer executing on behalf of PDR any of the Transaction Documents or any other instruments delivered pursuant thereto as required to be delivered pursuant to Section 7.2(j).

                  (c) A certificate dated the Closing Date signed by the Chief Financial Officer of PDR certifying that PDR is not a "United States real property holding company" as defined in Section 897(c)(2) of the Code.

                  (d) Good Standing and other certificates or facsimile copies of bring down certificates required to be delivered pursuant to Section 7.2(k).

                  (e) Resolution of PDR certified to by PDR's secretary authorizing actions taken by PDR pursuant to this Agreement.

                  (f) Stock certificates representing PDR common shares;

                  (g) The opinion of PDR's and Stockholder's counsel required to be delivered pursuant to Section 7.2(e);

                  (h) The resignation of the directors and officers of PDR;

                  (i) The certified copies of the Certificate of Incorporation required to be delivered pursuant to Section 7.2(l);

                  (j) The stock books, stock ledgers, minute books, corporate seals and financial records and statements of PDR;

                  (k) The copies of the Bylaws required to be delivered pursuant to Section 7.2(m);

                  (l) Executed Employment Agreements of Patrick DeRosa, Neil DeRosa and Joseph DeRosa (attached hereto as Exhibit E);

                  (m) All consents pursuant to Section 7.2(d);

                  (n) Lock-Up Agreement;

                  (o) A Closing Date Balance Sheet prepared by PDR's Accountants, on an estimated basis to be used for Closing purposes subject to audit to be completed by PDR's Accountants in accordance with GAAP after completion of DG Systems December 31, 1996 audit but in no event later than January 31, 1997 (the "Final Balance Sheet"). The audit of the Closing Date Balance Sheet by PDR's Accountants will be done in consultation with DG Systems' Accountants and to the extent that DG's Accountants dispute the Final Balance Sheet the dispute shall be resolved through the arbitration process set forth in
Article IX.

         8.3 Closing Deliveries by DG Systems. At the Closing, DG Systems will deliver to PDR and/or the Stockholder, as appropriate:

                  (a) Certificates dated the Closing Date of an executive officer of DG Systems required to be delivered pursuant to Section 7.3(a);

                  (b) A certificate dated the Closing Date signed by the Secretary or Assistant Secretary of DG Systems, certifying as to its certificate of Incorporation and bylaws, actions taken by its board of directors in connection with the transactions contemplated by this Agreement and the signature and incumbency of the officers of DG Systems executing on their behalf any of the Transaction Documents;

                  (c) Good Standing and other certificates and telegrams or facsimile copies of bring down certificates;

                  (d) Resolutions of DG Systems authorizing actions taken by each of DG Systems pursuant to this Agreement;

                  (e) Certified copies of the Certificate of Incorporation;

                  (f) Copies of Bylaws;

                  (g) Balance of Purchase Price.

                  (h) Payment of five thousand ($5,000.00) Dollars plus one-half (50%) of the actual cost to PDR for preparation of the Audited Financial Statements, such payment by DG Systems not to exceed $30,000 in the aggregate.

         8.4 Post Closing Adjustments. Upon completion of the Final Balance Sheet, DG Systems and PDR shall readjust the Book Value Purchase Price adjustment payments, if applicable, under Section 2.5 but only to the extent that same are $25,000 more or $25,000 less than the original Purchase Price adjustment.


                                   ARTICLE IX

                                   ARBITRATION

         9.1 Mandatory Arbitration. To the extent mandatory non- binding mediation does not resolve disputes between the parties as set forth in Section 9.2 below and except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order or preliminary injunctions to preserve the status quo or prevent irreparable harm pending the selection and confirmation of a panel of arbitrators or for other equitable relief as respects the covenants in Section 6.15 hereof, any claim, dispute or controversy arising out of or in connection with or relating to his agreement or the breach or alleged breach thereof shall be resolved through binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

         9.2 Mandatory Non-Binding Mediation. The parties shall, prior to engaging in mandatory arbitration, submit to mandatory non-binding mediation before a mediator, to be assigned by the American Arbitration Association. The mediation shall be completed within ten (10) days of assignment of a mediator. The location of the mediation shall be as set forth in Section 9.5 for location of the arbitration.

         9.3 Selection of Arbitrators. The arbitrator or arbitrators shall be selected as follows: In the event DG Systems and PDR agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event DG Systems and PDR do not so agree, they shall each select one independent, qualified arbitrator and these two arbitrators shall select a third arbitrator. DG Systems reserved the right to reject any individual arbitrator who shall be employed by or affiliated with a competing organization.

         9.4 Qualification of Arbitrators and Mediators. The arbitrators and mediators shall be retired federal court judges or state court appellate level judges and shall also have ten (10) years of commercial litigation experience.

         9.5 Location of Arbitration. Shall take place (i) in New York City, Borough of Manhattan, if the party requesting arbitration is DG Systems, and
(ii) in San Francisco, California, if the party requesting arbitration is PDR, Stockholder or the DeRosas. Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law and the rules of the American Arbitration Association, in which case such persons or their authorized representatives shall have the right to attend and participate in the arbitration hearings to the extent and in such manner as the law shall require. All proceedings shall be held in English and a transcribed record prepared in English. A court reporter shall record the arbitration hearing and the reporter's transcript shall be the official transcript of the proceeding.

         9.6 Confidentiality of Proceedings. At the request of either party, arbitration proceedings will be conducted in secrecy. In such case all documents, testimony, and records shall be received, heard, and maintained by the arbitrators in secrecy under seal, available for inspections only by the parties to this agreement and their respective attorneys and experts, who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The decree of judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         9.7 Powers of Arbitrators. The arbitrator or arbitrators, as the case may be, shall act by majority vote and shall be able to decree any and all relief of an equitable nature and shall also be able to award damages, with or without an accounting, costs, and reasonable attorneys' fees. The arbitrators shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages. The arbitrators shall specify the basis for any damage award and the types of damages awarded. The decision of the arbitrators shall be in writing, shall set forth the basis for their decision with respect to all matters and shall be final and binding on the parties and may be entered and enforced in any court of competent jurisdiction by either party. The award rendered by the arbitrators shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses, and judgment on such award may be entered in any court having jurisdiction thereof.


                                    ARTICLE X

                                   TERMINATION

         10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, as follows:

                  (a) by mutual agreement of DG Systems and PDR;

                  (b) by DG Systems, if there has been a breach by PDR of any representation, warranty, covenant or agreement set forth in this Agreement on the part of PDR resulting in a Material Adverse Change in PDR, which breach PDR fails to cure within fifteen (15) business days (or such longer period as may be reasonably necessary if the default is not reasonably capable of cure within said 15 days) after notice thereof is given by DG Systems (except that no cure period shall be provided for a breach by PDR that by its nature cannot be cured);

                  (c) by PDR, if there has been a breach by DG Systems of any representation, warranty, covenant or agreement set forth in this Agreement on the part of DG Systems resulting in a Material Adverse Change in DG Systems and which DG Systems fails to cure within fifteen (15) business days (or such longer period as may be reasonably necessary if the default is not reasonably capable of cure within said 15 days) after notice thereof is given by PDR (except that no cure period shall be provided for a breach by DG Systems that by its nature cannot be cured);

                  (d) by DG Systems if the Closing shall not have been consummated by December 1, 1996;

                  (e) by PDR or DG Systems if the Closing shall not have been consummated on or before December 1, 1996;

                  (f) by DG Systems or PDR if any injunction or other order of a competent Governmental Entity preventing the Closing shall have become final and nonappealable or, in either party's reasonable, good faith judgment, shall render unlikely within a reasonable period of time the consummation of the Closing on the terms contemplated hereby;

                  (g) by DG Systems or PDR if any Governmental Entity shall have issued a temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Closing or any litigation shall be pending, the ultimate resolution of which is likely to (i) result in the issuance of such an order or injunction, or the imposition against PDR or DG Systems of substantial damages if the Closing is consummated, (ii) prohibit DG Systems' ownership or operation of all or a material portion of its business, or to compel DG Systems to dispose of or hold separate all or a material portion of its respective business or assets, as a result of the Closing, (iii) render DG Systems or PDR unable to consummate the Closing. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                  (h) by DG Systems or PDR if the conditions to Closing set forth in Section 7.1 are not met;

                  (i) by DG Systems if the conditions to Closing set forth in
Section 7.2 are not met; and

                  (j) by PDR if the conditions to Closing set forth in Section
7.3 are not met.

         10.2 Authorization. Where action is taken to terminate this Agreement pursuant to this Section, it shall be sufficient authorization for such action to be authorized by the Board of Directors of the party taking such action.

         10.3 Survival of Certain Provisions. In the event of termination of this Agreement as provided in this Section, this Agreement shall forthwith become void; provided, however, that the agreements contained or referred to in
Section 6.8 and the Confidentiality Agreements executed by the parties will survive.

         10.4 Liability for Termination. Except as otherwise specifically set forth in this Agreement in Section 10.5 below, in the event of a termination of this Agreement pursuant to any of the events or conditions set forth in this Section, no party shall be liable for any costs, charges, expenses or fees of any other party and the parties hereto shall be released from all liabilities owed to the other, other than those liabilities specifically surviving termination as provided for herein. In addition, in no event will any party to this Agreement be liable for special, consequential or indirect damages relating to or arising out of this Agreement, except for such damages arising out of actual fraud or intentional misrepresentation.

         10.5 Disposition of Deposit on Termination. If this Agreement is terminated by either PDR, DG Systems or both for any reason other than a termination by PDR pursuant to Section 10.1(c), then in such event Escrow Agent shall forthwith return the Deposit and all interest earned thereon to DG Systems. If this Agreement is terminated by PDR pursuant to Section 10.1(c), then in such event the Escrow Agent shall turn over the Deposit and all interest earned thereon to PDR as and for liquidated damages. The parties hereto agreeing that the actual damages in such event would be difficult if not impossible to measure.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         11.2 Extension; Waiver. At any time prior to the Closing, each of PDR and DG Systems to the extent legally allowed, (a) may extend the time for the performance of any of the obligations or other acts of the other, (b) may waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto, and (c) may waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by any party of any provision hereof or breach hereof shall not operate or be construed as the waiver of any other provision of any subsequent breach.

         11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the same day if delivered personally, (b) three business days after being mailed by registered or certified mail (return receipt request) as determined by reference to the postmark, (c) one business day if

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



delivered by an overnight delivery service, or (d) on the same day if sent by facsimile, confirmation received, to the parties at the following addresses and facsimile numbers (or at such other address or number for a party as shall be specified by like notice):

         If to DG Systems, to:

                  Digital Generation Systems, Inc.
                  875 Battery Street
                  San Francisco, California  94111
                  Attention:  Mr. Thomas P. Shanahan
                  Telephone:  (415) 276-6600
                  Facsimile:  (415) 276-6601

         with copy (which will not constitute notice) to:

                  Waters, McPherson, McNeill, P.C.
                  300 Lighting Way
                  Secaucus, New Jersey 07096
                  Attention:  Charles J. Harriman, Esq.
                  Telephone:  (201) 863-4400
                  Facsimile:  (201) 863-2866

         if to PDR, to:

                  PDR Productions, Inc.
                  219 East 44th Street
                  New York, New York 10017
                  Attention:  Mr. Pat DeRosa
                  Telephone:  (212) 986-2020
                  Facsimile:  (212) 986-2430

         with a copy (which will not constitute notice) to:

                  Jaspan, Schlesinger, Silverman & Hoffman, L.L.P. 300 Garden City Plaza
                  Garden City, New York 11530
                  Attention:  Allen Perlstein, Esq.
                  Telephone:  (516) 746-8000
                  Facsimile:  (516) 746-0552


         11.4 Interpretation. When a reference is made in this agreement to Sections or Exhibits, such references shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation". The headings contained in this Agreement are for referenced purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein.

         11.6 No Transfer. This Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation by law or otherwise without the consent of each party hereto except by DG Systems to any of its affiliates or subsidiaries, provided that any such affiliate or subsidiary is owned 100% either directly or indirectly by DG Systems. This agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.7 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         11.8 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party; and the exercise of any one remedy will not preclude the exercise of any other.

         11.9 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         11.10 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         11.11 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         11.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles thereof regarding conflict of laws.


                                   ARTICLE XII

                                 INDEMNIFICATION

         12.1 Indemnification by PDR.

                  (a) From and after the date hereof and after the Closing Date subject to the limitations set forth in Section 12.3 hereof, PDR and Stockholder agree to indemnify and hold harmless DG Systems from and against any and all losses, liabilities, damages, deficiencies, assessments, judgments, costs or expenses (including, without limitation, interest penalties and reasonable attorneys' fees and disbursements) (collectively "Claims") arising out of or based upon the breach or inaccuracy of any representation or warranty contained herein made by PDR or Stockholder, the non-performance or breach by PDR or Stockholder of any covenant, term or provision to be performed by it or any of them whether hereunder.

                  (b) DG Systems' right to indemnification as provided in this
Section 12.1 shall not be eliminated, reduced or modified in any way as a result of the fact that (i) DG Systems have notice of a breach or inaccuracy of any representation, warranty or covenant contained herein, or (ii) DG Systems has been provided with access, as requested by DG Systems, to officers and employees of PDR and such of PDR's books, documents, contracts and records as has been provided to DG Systems in response to DG Systems' requests.

         12.2  Conditions of Indemnification by PDR.

                  (a) DG Systems (the "Indemnified Party") shall notify the party or parties liable for such indemnification (the "Indemnifying Party") in writing of any claim which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Such notice shall be given within a reasonable (taking into account the nature of the Claim) period of time after the Indemnified Party has actual knowledge thereof. The Indemnifying Party shall satisfy its obligations under this Article XII within twenty (20) days after receipt of subsequent written notice from the Indemnified Party if an amount is specified therein, or promptly following receipt of subsequent written notice or notices specifying the amount of such Claim or additions thereto; provided, however, that for so long as the

Indemnifying Party is in good faith defending a Claim pursuant to Section 12.1 hereof, its obligation to indemnify the Indemnified Party with respect thereto shall be suspended. Failure to provide a notice of Claim within the time period referred to above shall not constitute a defense to a Claim or release the Indemnifying Party from any obligation hereunder to the extent that such failure does not prejudice the position of the Indemnifying Party.

                  (b) If the facts giving rise to any such indemnification involve any actual, threatened or possible Claim or demand by any person not a party to this Agreement against the Indemnified Party, the Indemnifying Party shall be entitled to contest or defend such Claim or demand at its expense and through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, if the Indemnifying Party gives written notice of its intention to assume the contest and defense of such Claim or demand to the Indemnified Party as soon as practicable, but in no event more than thirty (30) days after receipt of the notice of Claim. The Indemnified Party shall have the obligation to cooperate in the defense of any such Claim or demand and the right, at is own expense, to participate in the defense of any Claim. So long as the Indemnifying Party is defending in good faith any such Claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim or demand. The Indemnifying Party shall have the right to settle or compromise any such claim or demand without consent of the Indemnified Party at any time utilizing its own funds to do so if in connection with such settlement or compromise the Indemnified Party is fully released by the third party and is paid in full any indemnification amounts due hereunder. In the event the Indemnified Party desires to settle any such claim which the Indemnifying Party has determined not to consent, the Indemnified Party shall advise the Indemnifying Party in writing of the amount it proposes to pay in settlement thereof (the "Proposed Settlement"). If such Proposed Settlement is unsatisfactory to the Indemnifying Party, it shall have the right, at its expense, to contest such Claim by giving written notice of such election to the Indemnified Party within thirty (30) days after the Indemnifying Party's receipt of the advice of the Proposed Settlement. If the Indemnifying Party does not deliver such written notice within thirty
(30) days after receipt of such advice, or if the Indemnifying Party, after having given such notice to the Indemnified Party, fails to defend, settle or pay such Claim, the Indemnifying Party may offer the Proposed Settlement to the third party making such Claim. If the Proposed Settlement is not accepted by the party making such Claim, any new Proposed Settlement figure which the Indemnified Party may wish to present to the party making such Claim shall first be presented to the Indemnifying Party who shall have the right, subject to the conditions hereinabove set forth in this Section 12.2(b), to contest such Claim. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession, or obtained by the Indemnified Party without undue burden, reasonably required by it for its use in contesting any third party claim or demand and shall otherwise cooperate, at the expense of the Indemnifying Party, in the defense thereof in such manner as the Indemnifying Party may reasonably request. Whether or not the Indemnified Party elects to defend such Claim or demand, the Indemnified Party shall have no obligation to do so.

         12.3     Indemnity Limitations with respect to DG Systems Claims.

                  (a) PDR and Stockholder shall not be liable for any claims as to which DG Systems is entitled to indemnification hereunder unless and until the aggregate amount of any and all such Claims for which PDR and Stockholder shall be liable, exceeds Fifty Thousand ($50,000.00) Dollars (the "Threshold"), at which point PDR and Stockholder shall be liable for amounts in excess of the Threshold.

                  (b) PDR and Stockholder shall not be liable for any Claims as to which DG Systems is entitled to indemnification as to amounts in excess of One Million ($1,000,000.00) Dollars (the "Indemnity Limit");

                  (c) The obligations of PDR and Stockholder, pursuant to this
Article 12 shall expire on the first anniversary date of the Closing Date except as to the representations and warranties of PDR and Stockholder set forth in Sections 3.3, 3.7, 3.12, 3.16, 3.17, 4.1 and 8.4, which shall survive until expiration of the applicable statute of limitations period, or two (2) years whichever period is shorter (the "Expiration Period").

                  (d) DG Systems agrees that with respect to collection against Stockholder as to any claims it has against Stockholder and/or the DeRosas pursuant to this Article XII, it will exercise collection efforts in the following order of priority: (1) by offset against the principal amount due under the Promissory Note, if applicable (2) by acceptance of any DG Common Stock (not required to be held in escrow hereunder and under the Lock-Up Agreement) returned by Stockholder to DG Systems valued at the closing price on the Nasdaq market on the trading day prior to DG Systems receipt of same, and
(3) against all other properties of Stockholder.

                  (e) The Threshold, Indemnity Limit and Expiration Period shall not apply to Section 4.2, 6.17 and 6.18 (unless DG Systems elects not to terminate the PDR Profit Sharing Plan).

         12.4     Indemnification by DG Systems.

                  (a) From and after the date hereof and after the Closing Date subject to the limitations set forth in Section 12.6 hereof,

DG Systems agrees to indemnify and hold harmless PDR (and its directors, officers, employees, affiliates, agents and assigns) from and against any and all losses, liabilities, damages, deficiencies, assessments, judgments, costs or expenses (including, without limitation, interest penalties and reasonable attorneys' fees and disbursements) (collectively "Claims") arising out of or based upon the breach or inaccuracy of any representation or warranty contained herein made by DG Systems, the non-performance or breach by DG Systems of any covenant, term or provision to be performed by it or any of them whether hereunder.

                  (b) PDR's right to indemnification as provided in this Section
12.4 shall not be eliminated, reduced or modified in any way as a result of the fact that PDR has notice of a breach or inaccuracy of any representation, warranty or covenant contained herein.

         12.5     Conditions of Indemnification by DG Systems.

                  (a) PDR (the "Indemnified Party") shall notify the party or parties liable for such indemnification (the "Indemnifying Party") in writing of any claim which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Such notice shall be given within a reasonable (taking into account the nature of the Claim) period of time after the Indemnified Party has actual knowledge thereof. The Indemnifying Party shall satisfy its obligations under this Article XII within twenty (20) days after receipt of subsequent written notice from the Indemnified Party if an amount is specified therein, or promptly following receipt of subsequent written notice or notices specifying the amount of such Claim or additions thereto; provided, however, that for so long as the Indemnifying Party is in good faith defending a Claim pursuant to Section 12.4 hereof, its obligation to indemnify the Indemnified Party with respect thereto shall be suspended. Failure to provide a notice of Claim within the time period referred to above shall not constitute a defense to a Claim or release the Indemnifying Party from any obligation hereunder to the extent that such failure does not prejudice the position of the Indemnifying Party.

                  (b) If the facts giving rise to any such indemnification involve any actual, threatened or possible Claim or demand by any person not a party to this Agreement against the Indemnified Party, the Indemnifying Party shall be entitled to contest or defend such Claim or demand at its expense and through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, if the Indemnifying Party gives written notice of its intention to assume the contest and defense of such Claim or demand to the Indemnified Party as soon as practicable, but in no event more than thirty (30) days after receipt of the notice of Claim. The Indemnified Party shall have the obligation to cooperate in the defense of any such Claim or demand and the right, at is own expense, to participate in the defense of any Claim. So long as the Indemnifying Party is defending in good faith any such Claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim or demand. The Indemnifying Party shall have the right to settle or compromise any such claim or demand without consent of the Indemnified Party at any time utilizing its own funds to do so if in connection with such settlement or compromise the Indemnified Party is fully released by the third party and is paid in full any indemnification amounts due hereunder. In the event the Indemnified Party desires to settle any such claim which the Indemnifying Party has determined not to consent, the Indemnified Party shall advise the Indemnifying Party in writing of the amount it proposes to pay in settlement thereof (the "Proposed Settlement"). If such Proposed Settlement is unsatisfactory to the Indemnifying Party, it shall have the right, at its expense, to contest such Claim by giving written notice of such election to the Indemnified Party within thirty (30) days after the Indemnifying Party's receipt of the advice of the Proposed Settlement. If the Indemnifying Party does not deliver such written notice within thirty (30) days after receipt of such advice, or if the Indemnifying Party, after having given such notice to the Indemnified Party, fails to defend, settle or pay such Claim, the Indemnifying Party may offer the Proposed Settlement to the third party making such Claim. If the Proposed Settlement is not accepted by the party making such Claim, any new Proposed Settlement figure which the Indemnified Party may wish to present to the party making such Claim shall first be presented to the Indemnifying Party who shall have the right, subject to the conditions hereinabove set forth in this Section 12.5(b), to contest such Claim. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession, or obtained by the Indemnified Party without undue burden, reasonably required by it for its use in contesting any third party claim or demand and shall otherwise cooperate, at the expense of the Indemnifying Party, in the defense thereof in such manner as the Indemnifying Party may reasonably request. Whether or not the Indemnified Party elects to defend such Claim or demand, the Indemnified Party shall have no obligation to do so.

         12.6     Indemnity Limitations with respect to PDR Claims.

                  (a) DG Systems shall not be liable for any claims as to which PDR is entitled to indemnification hereunder unless and until the aggregate amount of any and all such Claims for which DG Systems shall be liable, exceeds Fifty Thousand ($50,000.00) Dollars (the "Threshold"), at which point PDR and Stockholder shall be liable for amounts in excess of the Threshold.

                  (b) DG Systems shall not be liable for any Claims as to which PDR is entitled to indemnification as to amounts in excess of One Million ($1,000,000.00) Dollars (the "Indemnity Limit");

                  (c) The obligations of DG Systems, pursuant to this Article XII shall expire on the second anniversary date of the Closing Date.

         IN WITNESS WHEREOF, the parties have signed this Stock Purchase Agreement as of the date first written above.


DIGITAL GENERATION SYSTEMS, INC.


By: /s/ Henry W. Donaldson
    -----------------------------
Title: Chief Executive Officer


PDR PRODUCTIONS, INC.


By: /s/ Pat DeRosa
    -----------------------------
Title: President


  /s/ Pat DeRosa
---------------------------------
Pat DeRosa

  /s/ Neil DeRosa Neil
---------------------------------
DeRosa as to Article III,
Article VI Section 8.2,
Article IX, Article XII


  /s/ Joseph DeRosa Joseph
---------------------------------
DeRosa as to Article III,
Article VI, Section 8.2,
Article IX, Article XII

                                   EXHIBIT "A"

                                LOCK-UP AGREEMENT


         Agreement (the "Agreement") dated the ____ day of ____________ 1996, by and between DIGITAL GENERATION SYSTEMS, INC., a California corporation whose address is 875 Battery Street, San Francisco, California 94111 ("DG" or the "Company") and PAT DEROSA, whose address is 140 Fairfield Drive, Holbrook, New York (the "Stockholder").

                                    RECITALS

         WHEREAS, DG has entered into a Stock Purchase Agreement, dated as of October 15, 1996 with PDR Productions, Inc. ("PDR") and Stockholder, Neil DeRosa and Joseph DeRosa for the Purchase of 100% of the stock of PDR from Stockholder by DG (the "Stock Purchase Agreement"); and

         WHEREAS, on this date, DG has purchased from Stockholder all of Stockholder's stock in PDR; and

         WHEREAS, as part of the consideration for the above said transaction,
Stockholder has been issued [       ] shares of common stock, no par value, of
DG (the "DG Shares"); and

         WHEREAS, pursuant to the Stock Purchase Agreement, the DG Shares are to be prohibited from a public and/or private transfer for one (1) year from the date hereof (the "Holding Period") which Holding Period shall expire on 5:00 p.m. Pacific time, on the first anniversary of the date hereof; and

         WHEREAS, a portion of the DG Shares are to be held in escrow in the event subsequent circumstances require a post-closing adjustment of the purchase price under the Stock Purchase Agreement and the documents executed and delivered in connection therewith.

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties set forth in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                     LOCK-UP

         SECTION 1.1 PROHIBITION ON TRANSFER OF DG SHARES; TIME; Stockholder shall not sell, offer to sell, contract to sell, pledge, grant any option for the sale of or otherwise dispose of any of the DG Shares during the Holding Period, except as set forth in Section 1.7.

         SECTION 1.2 ESCROW OF DG SHARES; DG and Stockholder acknowledge that
(a) the continued employment of Neil DeRosa and Joseph DeRosa pursuant to their respective Employment Agreements (as set forth in the Stock Purchase Agreement) is an important consideration for the consummation of the Stock Purchase Agreement, and (b) the Stock Purchase Agreement contemplates certain Post Closing Adjustment Events (defined hereinafter) which would trigger a reduction in the Purchase Price as provided for in the Stock Purchase Agreement. A "Post Closing Adjustment Event" means the occurrence of either Neil DeRosa's or Joseph DeRosa's employment with DG being terminated by reason of (i) voluntary termination of employment by Neil DeRosa or Joseph DeRosa; or (ii) termination of Neil DeRosa or Joseph DeRosa "for cause" as defined in their respective Employment Agreements. To insure payment to DG in the event that a Post Closing Adjustment Event takes place, Stockholder has, on this date, deposited One Hundred Fifty Thousand (150,000) shares of the DG Shares, as evidenced by stock certificate(s) number(s) _____________, (the "Escrow Shares") with DG's legal counsel, Waters, McPherson, McNeill, P.C. 300 Lighting Way, Secaucus, New
Jersey 07096 ("Escrow Agent") together with a stock power for the Escrow
Shares executed in blank (the "Stock Power"). Escrow Agent shall hold the Escrow Shares and Stock Power in escrow subject to the terms hereof.

         In the event that DG exercises its Call Option rights pursuant to
Section 2.1 (a) of this Agreement, whereby the Escrow Shares are purchased by DG, then the Escrow Shares shall be returned to DG and DG shall deposit in escrow an amount equal to $___________ [the value of the Escrow Stock on the Closing Date] (the "Escrow Cash")

         If a Post Closing Adjustment Event has not occurred prior to or upon expiration of the Holding Period, then the Escrow Shares and the Stock Power (or the Escrow Cash as the case may be) shall be promptly released to Stockholder by Escrow Agent. If, prior to or upon the expiration of the Holding Period, a Post Closing Adjustment Event has occurred, then the Escrow Shares and the Stock Power (or the Escrow Cash as the case may be) shall be released by Escrow Agent to DG and thereupon Stockholder shall have no further interest in or rights to such Escrow Shares or Escrow Cash.

         SECTION 1.3 GRANT OF SECURITY INTEREST IN ESCROW SHARES OR ESCROW CASH. To secure reimbursement to DG in the event that a Post Closing Adjustment Event takes place, Stockholder hereby grants to DG a security interest in all the Escrow Stock, the Escrow Cash and/or any proceeds or replacements thereof (the "Collateral"). In accordance with the terms of this Agreement, which security interest shall terminate at the end of the Holding Period. Stockholder acknowledges and agrees that possession of the Collateral by the Escrow Agent shall be sufficient to perfect the security interest in the Collateral granted to DG hereunder.

         SECTION 1.4 ESCROW AGENT RESPONSIBILITY. (a) Escrow Agent is acting only for the accommodation of the parties and in performing its duties, shall not be liable for (i) any loss, costs or damages which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, costs or damages arising out of its willful misconduct or gross negligence, (ii) any action taken or omitted to be taken in reliance upon any document, including any written instructions provided for in this Agreement, which Escrow Agent shall in good faith believe to be genuine.

         (b) In the event Escrow Agent receives Escrow Cash pursuant to Section 1.2, same shall be deposited in its interest bearing trust account at the Federal Savings or commercial reasonably acceptable to the parties ("Bank"). Escrow Agent shall have no liability for the Escrow Cash if the Bank should become insolvent.

         (c) in the event of a dispute between any of the parties hereto, sufficient in the sole discretion of Escrow Agent to justify its doing so, Escrow Agent shall have the right to tender unto a court of competent jurisdiction, the escrowed documents, and thereupon be discharged and relieved of all obligations and liability under this Agreement. DG and Stockholder hereby agree to indemnify and hold Escrow Agent harmless from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees, which may be incurred by Escrow Agent in connection with its serving as Escrow Agent hereunder.

         SECTION 1.5 LEGENDED STOCK CERTIFICATES. All certificates representing the DG Shares shall contain a restrictive legend setting forth the following:

                  "This Certificate and the shares of stock of Digital Generation Systems, Inc. represented hereby are subject to, and may be transferred only in compliance with the terms of a Lock-Up and Escrow Agreement dated ____________, 1996 between Digital Generation Systems, Inc. and Pat DeRosa, a copy of which is on file at the Principal office of the Issuer."

         SECTION 1.6 CURRENT PUBLIC INFORMATION. For a period of two years after the Closing Date, DG will file with the United States Securities and Exchange Commission all reports required to be filed by DG pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

         SECTION 1.7 PERMITTED TRANSFER.

         (a) Subject to the provisions of Section 1.7(b), Stockholder shall have the right to transfer ownership of the Non-Escrow Shares to Stockholder's spouse or a trust set up for the benefit of

Stockholder, Stockholder's spouse or Stockholder's children or grandchildren ("Transferee").

         (b) Written notice of intent to transfer the Non-Escrow Shares under
Section 1.7(a) must be delivered to DG at least 10 days prior to the date of the proposed transfer. This transfer shall be permitted only with the consent of DG which consent shall not be unreasonably withheld provided that Transferee signs a document in form and substance reasonably acceptable to DG whereby Transferee acknowledges that Transferee will be bound by the terms and conditions contained within this Lock-Up and Escrow Agreement.

         SECTION 1.8 DG SHARES HELD FOR INVESTMENT ONLY. Stockholder represents and warrants to DG that it is acquiring the DG Shares for investment and not with a present view towards reselling or distributing any of the DG Shares during the Holding Period and has no present intention of reselling or otherwise disposing of any of the DG Shares except to the extent as permitted in this Agreement and except to the extent that the DG Shares are registered under the Act and the appropriate state securities laws, or are exempt from such laws.



                                   ARTICLE II

               CONTINGENT OBLIGATIONS AND CALL OPTION RIGHTS OF DG

         SECTION 2.1 CALL OPTION RIGHTS OF DG. At any time prior to the expiration of the Holding Period, DG shall have the following Call Option rights with respect to the DG Shares:

         a. If no Post Closing Adjustment Events have occurred pursuant to
Section 1.2 of this Agreement, DG shall have the right to purchase the DG Shares from the Stockholder at a fixed price of $2,500,000.00, regardless of the then current value of the DG Shares ("Call Option A"). If Call Option "A" is exercised by DG, the Escrow Shares shall be returned to DG by Escrow Agent and in exchange, DG shall tender to Escrow Agent the Escrow Cash, as that term is defined in section 1.2 of this Agreement and the balance of the $2,500,000.00 shall be paid over to Stockholder.

         b. If a Post Closing Adjustment Event pursuant to Section 1.2 of this Agreement has occurred (in which event the Escrow Shares would have been released to DG), DG shall have the right to purchase the DG Shares which were not placed in escrow under this Agreement (the "Non-Escrow Shares") from Stockholder at a fixed price of _______________ [the value of the Non-Escrow Shares at [closing] , regardless of the then current value of the DG Shares ("Call Option B").

         c. Written notice of intent to exercise either Call Option "A" or Call Option "B" must be delivered to Stockholder 10 business days prior to the expiration of the Holding Period. DG shall have 10 business days after written notice of the exercise of either of the Call Options to tender full payment to Stockholder in return for the transfer of the DG Shares to DG. In the event securities laws or regulations require any special exemptions or quantity limitations on the sale from Stockholder to DG pursuant to the Call Options, the parties shall enter into a mutual satisfactory agreement as respects same.

         SECTION 2.2 CONTINGENT PAYMENT TO STOCKHOLDER. If DG has not exercised its Call Option rights under Section 2.1, and if the value of the DG Shares, as computed below, upon expiration of the Holding Period is less than the value of the DG Shares on the date of this Agreement, then upon the expiration of the Holding Period, DG shall make a payment to Stockholder computed either under (a) or (b) below:

         (a). If no Post Closing Adjustment Events have occurred pursuant to
Section 1.2 of this Agreement, then DG shall be obligated to pay, upon written demand by Stockholder, the difference between $2,500,000.00 and the Expiration Date Share Value (defined hereinafter) of the DG Shares.

         (b). If a Post Closing Adjustment Event pursuant to Section 1.2 of this Agreement has occurred, then, DG shall be obligated to pay, upon written demand by Stockholder, the difference between $________ [value of the Non-Escrow Shares at Closing] and the Expiration Date Share Value of the Non-Escrow Shares.

         (c). For purposes of (a) and (b) above, the Expiration Date Share Value for each share of DG Common Stock shall be determined by using the average closing price of a share of DG Common Stock on the Nasdaq National Market for the last twenty (20) trading days immediately preceding the last day of the Holding Period.


                                   ARTICLE III

                                   MISCELLANY

         SECTION 3.1 EXPENSES. Except as otherwise specifically provided herein, each party shall bear its own fees and expenses (including the fees of any attorneys, accountants, investment bankers or others engaged by such party) in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

         SECTION 3.2 SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         SECTION 3.3 SUCCESSORS AND ASSIGNS; HEADINGS; COUNTERPARTS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and assigns of the parties hereto, which shall include any successor by merger or consolidation. No right or obligation hereunder shall be assignable without the consent of the other parties hereto, and any such purported assignment shall be void. The article and section headings herein are for convenience only and shall not affect the construction thereof. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         SECTION 3.4 ENTIRE AGREEMENT; MODIFICATION. This Agreement, together with the Stock Purchase Agreement and the other agreements delivered at the Closing under the Stock Purchase Agreement, sets forth the entire agreement and understanding among the parties and supersedes all agreements and understandings entered into prior to the execution hereof. This Agreement may be modified only by a written instrument duly executed by or on behalf of each party. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by and on behalf of the party who might assert such breach.

         SECTION 3.5 NOTICES. Any notice, direction or other advice or communication required or permitted to be given hereunder shall be in writing and shall be given by certified mail, overnight delivery by Federal Express or similar service or delivery against receipt to the party to whom it is to be given at such party's address set forth in the beginning of this Agreement or to such other address as the party shall have furnished in writing to the other parties in accordance with the provisions of this Section. Notices to the Escrow Agent shall be sent to the address set forth in Section 1.2. Any notice, direction or other advice or communication shall be deemed to have been given as of the date so delivered against receipt, on the next business day when sent by overnight service or five days after the date so mailed.

         SECTION 3.6 CONSENT TO JURISDICTION. All disputes between the parties hereto under shall be resolved by arbitration pursuant to Article IX of the Stock Purchase Agreement.

         SECTION 3.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York applicable to contracts executed and to be performed in such State.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

ATTEST:                                      DIGITAL GENERATION SYSTEM, INC.


_______________________
                  BY:                                ___________________________
(ASST.) SECRETARY                                               (VICE) PRESIDENT



WITNESS:

_______________________                           ______________________________
                                                  PAT DEROSA


         ESCROW AGENT ACKNOWLEDGEMENT: The Escrow Agent acknowledges receipt of the Escrow Shares and agrees to hold same (or the Escrow Cash, as the case may be) in escrow pursuant to the terms of Section 1.2 and 1.4 of this Agreement.

                                               WATERS, MCPHERSON, MCNEILL, P. C.



                                                 BY: ___________________________

                                   EXHIBIT "B"

                                ESCROW AGREEMENT


         We hereby acknowledge receipt of the check drawn by, or on behalf of Digital Generation Systems, Inc., having an address at 875 Battery Street, San Francisco, California 94111 (the "Depositor"), to our order for $250,000.00 (the "Deposit") representing the payment, subject to collection, of the amount agreed to be deposited by Depositor pursuant to Article II, Section 2.2(a)(i) of that certain Stock Purchase Agreement dated as of the 15th day of October, 1996 by and among Depositor, PDR Productions, Inc. ("PDR"), Pat DeRosa (the "Stockholder") and Neil DeRosa and Joseph DeRosa (collectively the "DeRosas"), for the purchase and sale of the shares of capital stock of PDR owned by the Stockholder as set forth therein. (hereinafter the "Agreement"). We agree to hold said Deposit as follows:

          1. We will deposit the Deposit in our name in an interest-bearing account at Chemical Bank, Melville, New York and will dispose of the Deposit, either in whole or in part, pursuant to the provisions of the Agreement. We will not be liable or responsible for the collection of any check that is delivered by Depositor.

          2. We will have the right, but not the obligation, to require and receive such written certifications or instructions from either PDR, the Stockholder, the DeRosas or Depositor as we deem necessary or appropriate before taking any action thereunder.

          3. If any dispute arises between PDR, the Stockholder, the DeRosas and Depositor, or if we are uncertain as to our obligations hereunder, we will have the right, but not the obligation, to refrain from taking any action other than to continue to hold the Deposit, either in whole or in part, in escrow under this Agreement.

          4. We may assume the genuineness of any document or signature that appears to us to be genuine (whether or not it is an original or a photocopy) if such document or signature is presented to us. We may assume that any person purporting to give any written notice or instruction in connection herewith is fully authorized to do so by the party on whose behalf such written notice or instruction is given. We will have no obligations other than those specifically set forth herein. We will have no liability to any party hereto for any acts or omissions except those that may constitute gross negligence or are taken in willful disregard of this Escrow Agreement or in bad faith and will in no event be liable or responsible for any failure of the banking institution in which said amount is deposited to pay such amount at our direction (unless such failure is caused by our willful misconduct). Depositor, PDR, the Stockholder and the DeRosas each hereby release us from any act or omission by us done in good faith in the performance of our duties hereunder.

          5. We will not be obligated to, but may, institute legal proceedings of any kind, including but not limited to a legal proceeding or action in a court of competent jurisdiction to determine our obligations hereunder. We will be authorized, if we are threatened with litigation, to interplead all interested parties in any court of competent jurisdiction and to deposit the Deposit in said court and be relieved of all further obligations hereunder. Any litigation with respect to this Escrow Agreement or the Deposit must be commenced in the Supreme Court of the State of New York, Nassau County.

          6. The parties authorize us, without creating an obligation on our part, in the event the Agreement or this Escrow Agreement becomes involved in litigation, to deposit the amount held pursuant to this Escrow Agreement with the clerk of the court in which the litigation is pending and thereupon we will be fully relieved and discharged of any further obligation under this Escrow Agreement.

          7. PDR, the Stockholder, the DeRosas and Depositor will jointly and severally indemnify and hold us harmless from any damage, cost, liability or expense (including, but not limited to, legal fees either paid to retained attorneys or representing the fair value of legal services rendered by us) which we may incur by reason of our acting hereunder, except for damages arising because of our willful misconduct or gross negligence, without prejudice to any right that either party may have to recover from the other party for any such damage, cost liability or expense. The parties agree that, as between them, the party to whom the Deposit is delivered will be entitled to reimbursed from the other party for all sums paid to us under this paragraph. This indemnity will survive the conclusion of the transaction reflected in the Agreement and the termination of this Escrow Agreement.

          8. We will not be bound by any modification, cancellation or rescission of this Escrow Agreement unless in writing and signed by us and the parties.

          9. Any notice or other communication hereunder must be sent by express or certified mail or by Federal Express, or other reputable national overnight courier service that uses a hand receipt, to the party for which intended at the address stated for that party in the Agreement, or in the heading of this Escrow Agreement or at such other address of which that party gives notice and will be deemed given on the date it is so mailed.

         10. Depositor recognizes we are counsel for PDR, the Stockholder and the DeRosas and agrees we may represent PDR, the Stockholder and the DeRosas in connection with the Agreement, this Escrow Agreement, or in any action or proceeding relating thereto.

          11. This Escrow Agreement will be governed by the laws of the State of New York.

Dated:            October 15, 1996


                  ESCROW AGENT:


                  JASPAN SCHLESINGER SILVERMAN

                      & HOFFMAN LLP



                  By:/s/ Allen Perlstein
                     -----------------------------------------------------------
                                   Allen Perlstein, Partner


                  PDR:


                  PDR PRODUCTIONS, INC.



                  By:/s/ Pat DeRosa, President
                     -----------------------------------------------------------


                  DEPOSITOR:


                  DIGITAL GENERATION SYSTEMS, INC.



                  By:/s/ Henry W. Donaldson
                     -----------------------------------------------------------

                                   EXHIBIT "C"

                                 PROMISSORY NOTE




AMOUNT:           $2,500,000                           DATE: _____________, 1996


         For value received, Digital Generation System, Inc., (the "Borrower") having offices at 875 Battery Street, San Francisco, California 94111, hereby promises to pay to Pat DeRosa, (the "Lender") residing at ____________________________________________ (or at such other place as the
Lender may designate) the principal sum of [_______] together with interest according to the following terms and conditions.

PRINCIPAL

         The principal amount ("Principal") is Two Million Five Hundred Thousand Dollars or such lessor amount determined in accordance with Section 4.1 of the Lock-Up and Registration Agreement.

INTEREST

         The Borrower agrees to pay interest on the Principal at the rate of eight percent (8%) per annum payable in arrears together with the Principal at the Maturity Date as defined below.

PAYMENTS

         Borrower agrees to pay the Principal together with accrued interest on the first anniversary of the date hereof (the "Maturity Date"). The Principal and accrued interest under this Note may be prepaid in full or in part at anytime prior to the Maturity Date, without premium or penalty.

APPLICABLE LAW

         The laws of the state of New York will govern this Note. Any action brought to collect on this Note shall be brought in New York.

WAIVER

         Borrower waives the right to require Lender to make demand for payment, to notify Borrower of non-payment and to obtain an official statement showing non-payment. Failure of the holder of this Note to assert any right herein shall not be a waiver thereof.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal and delivered by its duly authorized officer as of the date first above written.


                                                Digital General Systems, Inc.


                                                By:___________________________
                                                   Name:
                                                   Title:


ATTEST:


____________________________
                     (Sec'y)

                                   EXHIBIT "D"

                        [OPINION LETTER OF PDR'S COUNSEL]






                            __________________, 1996


Digital Generation Systems, Inc.
875 Battery Street
San Francisco, California 94111

Dear Sirs:

         We have acted as counsel to PDR Productions, Inc. a New York corporation, ("Company") and Pat DeRosa ("Seller") in connection with the Stock Purchase Agreement, dated as of ____________________, 1996 (the "Agreement"), among Company, Seller and Digital Generation Systems, Inc. ("Digital"). This opinion is delivered to you pursuant to Section ____ of the Agreement. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement, unless otherwise defined herein.

         We have represented the Seller and Company only on a limited number of matters with respect to which we have been specifically consulted and/or retained and do not act as general counsel to either Seller or the Company. Accordingly, our knowledge of Seller's and Company's business and affairs is based solely upon documents in our possession and other information brought to our attention by representatives of the Seller and Company with respect to those limited matters which we have been specifically retained by the Seller and Company to handle.

         As to various questions of fact, that may be material to such opinion, we have relied solely upon information furnished by officers and other representatives of the Seller and Company and other appropriate persons, and such other documents as we have deemed appropriate. We have undertaken no independent investigation or verification of these matters except as expressly stated herein. In basing the opinions set forth in this opinion on "our knowledge", the words "our knowledge" signify that, in the course of our representation of the Seller and Company no facts have become known to us that would give us actual knowledge or actual notice or would lead us to believe that any such opinions or other matters are not accurate. Further, the words "our knowledge" and similar language as used in this opinion are intended to be limited to the actual knowledge of the attorneys within our firm who are or have been directly involved in representing the Seller or Company in any capacity.

         Subject to the foregoing, in reaching the opinions set forth below, we have assumed the following:

         (a) Digital has duly and validly executed and delivered each document to which it is a party and its obligations set forth in such Agreement are legal, valid, and binding obligations, enforceable in accordance with their respective terms.

         (b) All documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original document, and all records reviewed are accurate and complete.

         (c) The representations and warranties of Seller and Company contained in the Agreement are accurate and complete.

         (d) There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence on the part of any of the parties to the Agreement.

         (e) The conduct of the parties to the Agreement has complied with any requirements of good faith, fair dealing, and conscionability.

         (f) There are no agreements or understandings among the parties, written or oral, and there is no usage or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Agreement.

         The opinions rendered below are also limited by and subject to the following:

                  (i) The effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of parties generally;

                  (ii) General principles of equity, whether considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

                  (iii) The unenforceability under certain circumstances, under state or federal law or court decisions, of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law or statute, where such waivers are against public policy or prohibited by law;

                  (iv) The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies, that any right or remedy may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

                  (v) The unenforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; and

                  (vi) Limitations on the right of the parties to exercise rights and remedies under the Agreement or to impose penalties for any default thereunder if it is determined in substance by a court of competent jurisdiction that the default is not material, the penalties bear no reasonable relation to the damage suffered as a result of the defaults, or it cannot be demonstrated that enforcement of the restrictions or burdens is reasonably necessary for the protection of the party seeking enforcement of the particular provision.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company was duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York.

         2. The Agreement and the various documents executed and delivered at the Closing (collectively, the "Closing Documents") by the Seller have been duly authorized, executed and delivered by Seller and constitute the legal, valid and binding obligations of the Seller in accordance with their terms.

         3. The Agreement and the Closing Documents have been duly authorized, executed and delivered by Company and constitute the legal, valid and binding obligations of the Company in accordance with their terms.

         4. Execution and delivery by Seller and Company of, and performance of each of their agreements in, the Agreement do not (i) violate the Certificate of Incorporation or By-Laws of Company, (ii) to our knowledge, breach or result in a default under any obligation of Seller or Company of any contract or other instrument to which the Seller or Company is a party or by which any of their respective assets or properties is or may be bound or affected, (iii) to our knowledge, breach or otherwise violate any judgment, order, writ or decree of any court or administrative agency applicable to Seller or Company or (iv) violate applicable provisions of statutory law or regulation.

         5. In the course of our representation of Sellers and Company, we have not become aware of any pending or threatened legal proceeding before, or investigation by, any court or administrative agency or authority or any arbitration tribunal, which relates to or affects the Seller or Company and which relates to or affects the transactions contemplated by the Agreement.

         6. After due inquiry of Seller and the Company and based solely upon information provided to us, no consent, registration, authorization or approval of, or exception by, or filing with any court or government administrative agency or authority is required, or, if required, has not been obtained in connection with the execution, delivery or performance by the Seller or Company of the Agreement or any of the instruments or agreements referenced therein or the taking of any action therein contemplated.

         7. The authorized capitalization of the Company consists of 200 shares of Common Stock no par value per share, of which 180 shares are outstanding (owned as followed: Pat DeRosa 180) and 20 shares are held in the treasury of the Company. All of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and unassessable, with no personal liability attaching to the ownership thereof.

         8. After due inquiry of Seller and the Company, it is our understanding that all of the outstanding shares of the Company are owned by the Seller free and clear of all adverse claims, liens, security interests and encumbrances, and are not subject to any restrictions on sale.

         9. Delivery of the shares of Common Stock by the Seller to the Buyer pursuant to the Agreement will transfer to the Buyer good and valuable title thereto based upon the judgment and lien search prepared by __________________ and dated ______________________.

         10. After due inquiry of Seller and the Company and based solely upon information provided to us, the Company does not own or control, or have any ownership interest or any obligation to acquire an ownership interest, either directly or indirectly, in, nor is it controlled by or under common control with, any other corporation, partnership, joint venture or other entity.

         This opinion is rendered solely for your benefit in connection with the transaction contemplated by the Agreement, and may not be given to, disclosed to, or relied upon by any other person or entity. We do not undertake any obligation to update this opinion in the event of changes of law occurring after the date of this opinion or for facts which came to our attention after the date of this opinion.


                                Very truly yours,

                                   EXHIBIT "E"

                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into this _____ day of ________________, 1996 (the "Effective Date"), between PDR PRODUCTIONS, INC., a New York Corporation ("Company") and PAT DEROSA ("Employee").

                               W I T N E S S E T H:

         WHEREAS, Company and Employee, among others, have entered into a Stock Purchase Agreement dated as of October 15, 1996 (the "Stock Purchase Agreement") pursuant to which Digital Generation Systems, Inc. ("DG Systems") will purchase from Pat DeRosa all of the issued and outstanding stock of the Company on the "Closing Date" (as said term is defined in the Stock Purchase Agreement); and

         WHEREAS, Prior to the Closing under the Stock Purchase Agreement (as defined in the Stock Purchase Agreement) Employee was the sole owner of all of the issued and outstanding shares of capital stock of Company and had been employed as a key employee by Company; and

         WHEREAS, the parties are desirous of entering into this Agreement in order to ensure Company of Employee's valuable services pursuant to the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereto agree as follows:

         1.       EMPLOYMENT CONDITIONS

                  a. Company hereby employs Employee as a consultant and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth. Subject to the direction and control of the Chief Executive Officer of DG Systems (the "CEO") or his designee, Employee shall perform consulting, oversight and advisory service to Company at all times reasonably requested by Company, provided however that on-site consultation to be performed by consultant shall be performed at places and times reasonably satisfactory to Company and Employee and only to the extent that such services cannot be reasonably provided by Employee without his on-site presence required. Company agrees that after the first anniversary of the date of this Agreement, it will not require Employee's services for more than five (5) hours per week, on average.

                  b. During the term of his employment, Employee shall not be required to devote all of his business time and attention to providing services to Company. Company acknowledges that Employee intends to engage in the business of production of feature films and television programs which will require Employee's extended uninterrupted stays away from the New York-New Jersey Metropolitan area. Employee agrees however that in the course of providing services to Company under the terms of this Agreement, he will faithfully observe and carry out all the duties and obligations owed by an employee to his employer, at law and in equity.

                  c. Subject to subparagraph 1(b) and the covenants contained in paragraph 5 of this Agreement, Employee shall be permitted to (i) engage in the production of radio and television spot advertising (ii) engage in charitable activities and community affairs, (iii) manage his personal investments and affairs, and (iv) engage in any activities that are not in competition with the "Business of Company" as set forth in paragraph 5 below.

         2.       TERM.

                  Subject to the provisions for earlier termination hereinafter provided, the term of Employee's employment hereunder shall be from the date of this Agreement through and including December 31, 1999 (the "Term").

         3.       COMPENSATION & BENEFITS.

                  a. For all services to be rendered by Employee pursuant to this Agreement, Employee shall receive from Company a base salary (the "Base Salary") at the rate of $2,500.00 per month payable at the end of each month.

                  b. For all on site consulting services performed by Employee, Employee shall receive from Company a per diem fee in an amount to be reasonably agreed upon between the parties.

                  c. Employee shall be entitled to reimbursement for all reasonable business expenses incurred in the performance of his responsibilities under this Agreement in accordance with the then current regular business procedures governing such matters at DG Systems. Employee shall submit to Company periodic statements of all expenses so incurred, and, subject to Company's review and approval, Company shall reimburse Employee the full amount of any such expenses.

         4. BENEFITS. Employee shall be entitled to medical insurance benefits comparable to those provided by Company immediately prior to the Closing Date, provided however that if the cost to Company for same exceeds $700.000 per month, the excess amount over $700.00 shall be reimbursed by Employee to Company.

         5.       COVENANTS AND CONFIDENTIAL INFORMATION.

                  a. Employee agrees that he will not, directly or indirectly, individually or by, for, with or through any other person, firm or entity compete in any way with the "Business of Company" (as said term is hereinafter defined) as operated by Company or any Company parent, affiliate or subsidiary and/or its or their successors and/or assigns in (i) New York, New Jersey and Connecticut. Without limiting the generality of the foregoing, Employee agrees that he will not do any of the following:

                           i. Own, manage, control, be employed by or consult
                  with or provide advice to, serve as an officer or director of or otherwise become engaged by or associated with any person, firm, corporation, partnership, company, proprietorship, association, or other business entity, that competes with the Business of Company;

                           ii. Canvass, solicit or accept the business of any
                  Company customer or client;

                           iii. Induce, advise, request or otherwise attempt to
                  influence any Company customer or client to withdraw, curtail or cancel its business with Company;

                           iv. Induce, advise, request or otherwise attempt to
                  influence any Company customer or client to refer its business to any competitor of Company;

                           v. Induce, advise, request or otherwise attempt to
                  influence any person who is an employee or officer of Company to terminate said relationship, except where such action is taken at the request of Company in the course of carrying out Employee's duties for Company;

                           vi. Disclose or use, in any manner in competition
                  with or contrary to the interests of Company, the proprietary customer lists, manufacturing and/or business methods and/or plans, product research, budgets, projections, sales strategies, systems, software, procedures and all other financial and operational data and/or trade secrets of Company, it being acknowledged by Employee that all such information regarding the business of Company is confidential information and the exclusive property of Company; provided, however, that the restrictions in this subparagraph shall not restrict the use or disclosure of such confidential information by Employee (A) when ordered or directed to do so by a court of law or by a governmental agency, administrative or legislative body, or (B) which is otherwise already publicly known through no wrongful act of the Employee.

                  b. The covenants set forth in this Paragraph shall be operative during the Term and for a period of three (3) years thereafter.

                  c. It is the intention of the parties that if any of the restrictions or covenants contained in subparagraphs (a)(i) through
         (vi) above are held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction or an arbitrator(s), as the case may be, shall construe and interpret or modify, reform or limit said subparagraphs (a)(i) through (vi), as the case may be, to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

                  d. Employee acknowledges that any breach of the terms, conditions or covenants set forth in subparagraphs (a)(i) through (vi) shall be competitively unfair and may cause irreparable damage to Company because of the special, unique, and unusual character of the Business of Company, and that

         Company's recovery of damages at law will not be an adequate remedy. Accordingly, Employee agrees that for any breach of the terms, covenants and agreements of subparagraphs (a)(i) through (vi), a temporary restraining order and/or a preliminary injunction or both may be issued against him by a court of competent jurisdiction as provided in Paragraph 15 of this Agreement, to restrain any such breach, in addition to any other rights or remedies Company may have.

                  e. In the event of a violation of any legally enforceable provision of this Paragraph as to which there is a specific time period during which Employee is prohibited from taking certain actions or from engaging in certain activities, as set forth in subparagraph (a) above, then such violation shall toll the running of the statute of limitations for the time period from the date of its commencement until the date of its cessation.

                  f. For the purpose of this Paragraph, the phrase, the "Business of Company" shall be deemed to mean the business of being a "dub and ship house" as that phrase is generally used and understood in the radio/television advertising distribution business, and includes but is not necessarily limited to the duplication and manual (as opposed to electronic) shipping/distribution, usually by overnight delivery service, of audio/video tape advertising spots to radio/television stations, together with certain post production services such as closed captioning, spot editing and the like. Employee recognizes that DG Systems operates a nationwide multimedia network designed to provide electronic delivery and related services to the broadcast industry by linking content providers to broadcast stations, including for example the electronic distribution of audio spot advertising to radio stations. Employee recognizes that operation of such a network by DG Systems is a technological extension of the "dub and ship house" business and that it is contemplated that the extension of such technological advancements will in the future be applied to the business of Company as conducted prior to the Closing Date. As such, Employee agrees that for the purpose of this Paragraph, the phrase, the "Business of Company" shall be deemed to mean, in addition to the "dub and ship house" business set forth above as currently conducted by Company, any and all replacements, extensions, enhancements and/or improvements in such dub and ship house business by virtue of technological advancements, including by way of example but not limitation, the operation of a multimedia network designed to provide electronic delivery and related services to the broadcast industry by linking content providers to radio and/or television broadcast stations and/or cable television systems, over such facilities such as standard telephone or ISDN lines, but which may include other transmission facilities in the future, such as satellite and Internet transmission facilities, and which may be expanded in scope to provide electronic distribution services to address television and cable advertising, music, network advertising and programming content, and which may offer new services in the future such as air play verification.

                  g. Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Company under this Paragraph, and hereby acknowledges and agrees that, subject to the limitations of subparagraph c. above, the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to Company and/or Company's parents, affiliates, subsidiaries, successors and assigns, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's means of support, are fully required to protect the legitimate interests of Company and do not confer a benefit upon Company disproportionate to the detriment to Employee.

                  h. Anything hereinabove to the contrary notwithstanding, Employee shall not be restricted from engaging in the production of feature films and television programs and the production of radio and television spot advertising and, in the course of so doing, may provide such production services to, among any others, Company customers and clients provided, however, that in connection therewith Employee shall not otherwise engage in any activities in violation of subparagraphs
         (a)(i)-(vi) of this Paragraph and provided further that Employee shall use his best efforts to refer the distribution business of any such customers and clients to Company.

         6. TERMINATION FOR CAUSE AND SEVERANCE COMPENSATION.

                  a. The employment of Employee under this Agreement, and the Term hereof, may be terminated by the Company with or without cause at any time without further liability of Company to Employee, except as otherwise set forth herein. For purposes hereof, the term "cause" includes, but is not limited to:

                           i. Employee's gross insubordination (which is not
                  cured within ten (10) days of written notice of default from Company to Employee, setting forth the nature of such alleged default in reasonably sufficient detail), fraud, dishonesty, willful misconduct or gross negligence (which is not cured within ten (10) days of written notice of default from Company to Employee, setting forth the nature of such alleged default in reasonably sufficient detail), in the performance of his duties under this Agreement, including willful failure to perform such duties as may properly be assigned him;

                           ii. Employee's material breach of any provisions of
                  this Agreement (which is not cured within thirty (30) days of written notice of default from Company to Employee, setting forth the nature of such alleged default in reasonably sufficient detail).

                  b. Upon such termination of Employee's employment by Company for cause or in the event that Employee voluntarily terminates his employment with Company, Employee shall be entitled to compensation and benefits as provided in Paragraphs 3 and 4 hereof, pro-rated up to the date of such termination.

                  c. In the event of the termination by the Company of Employee's employment for any reason other than for cause and, subject to his compliance with the covenants set forth in Paragraph 5 of this Agreement, Employee shall be entitled to continue to receive his Base Salary for the remainder of the Term.

         7. BUSINESS PRACTICES STATEMENT. On each anniversary date of the execution of this Agreement, Employee shall provide Company with a statement, in form and substance reasonably satisfactory to Company and Employee and substantially in the form annexed hereto, certifying that Employee and, to Employee's knowledge, the employee's, directors, officers, agents or other representatives of Company have not, directly or indirectly, within the past year, given or agreed to give any illegal gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be involved in connection with any actual or proposed transaction of the Company.

         8. SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions shall be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

                  9. BINDING AGREEMENT. The rights and obligations of Company under this Agreement shall inure to the benefit of, and shall be binding upon, Company and its successors and assigns, and the rights and obligations of Employee under this Agreement shall inure to the benefit of, and shall be binding upon, Employee and his heirs, personal representatives and estate.

                  10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the same day if delivered personally, (b) three business days after being mailed by registered or certified mail )return receipt requested) as determined by reference to the postmark; or (c) on the same day if sent by facsimile, confirmation received, to the parties at the following addresses and facsimile numbers (or at such other address or number for a party as shall be specified by like notice):

         If to Company, to:

                  PDR Productions, Inc.
                  c/o Digital Generation Systems, Inc.
                  875 Battery Street
                  San Francisco, California 94111
                  Attention:   Mr. Thomas P. Shanahan
                  Telephone:   (415) 276-6600
                  Facsimile:   (415) 276-6601

         with a copy (which will not constitute notice) to:

                  Waters, McPherson, McNeill, P.C.
                  300 Lighting Way
                  Secaucus, New Jersey 07096
                  Attention:   Charles J. Harriman, Esq.
                  Telephone:   (201) 863-4400
                  Facsimile:   (201) 863-2866

         If to Employee, to:

                  Pat DeRosa
                  c/o PDR Productions, Inc.
                  219 East 44th Street
                  New York, New York 10017
                  Attention:   Mr. Pat DeRosa
                  Telephone:   (212) 986-2020
                  Facsimile:   (212) 986-2430

         with a copy (which will not constitute notice) to:

                  Jaspan, Schlesinger, Silverman & Hoffman
                  300 Garden City Plaza, 5th Floor
                  Garden City, New York  11530
                  Attention:   Allen Perlstein, Esq.
                  Telephone:   (516) 746-8000
                  Facsimile:   (516) 746-0552

         If to DG Systems, to:

                  Digital Generation Systems, Inc.
                  875 Battery Street
                  San Francisco, California 94111
                  Attention:   Mr. Thomas P. Shanahan
                  Telephone:   (415) 276-6600
                  Facsimile:   (415) 276-6601

         with a copy (which will not constitute notice) to:

                  Waters, McPherson, McNeill, P.C.
                  300 Lighting Way
                  Secaucus, New Jersey 07096
                  Attention:    Charles J. Harriman, Esq.
                  Telephone:    (201) 863-4400
                  Facsimile:    (201) 863-2866

                  11. WAIVER. The failure of any party to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

                  12. MISCELLANEOUS. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, and may not be modified or terminated orally. No modification, termination or attempted waiver of this Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced. This Agreement may be executed in multiple counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall be governed by and construed according to the laws of the State of New York, without regard to the principles thereof regarding conflict of laws.

                  13. CAPTIONS AND PARAGRAPH HEADINGS. Captions and section headings used herein are for convenience only and are not a part of this Agreement, and shall not be used in construing it.

                  14. DEATH OR DISABILITY. In the event of the death or permanent disability of Employee, Employee, his estate or his designated beneficiaries shall be entitled to the same compensation, rights and benefits as are referred to in Paragraph 6(b) above, except that disability benefits paid for by the Company provided by an insurer shall be credited to Base Salary otherwise due to Employee hereunder. For purposes of this Paragraph, "permanent disability" shall be defined as Employee's inability to perform all material duties required of Employee by this Agreement for a period of six (6) consecutive months.

                  15. ARBITRATION. Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction to preserve the status quo or for other equitable relief:
(a) pending arbitration, as hereafter provided, or (b) to enforce the actual or alleged breach of the covenants set forth in Paragraph 5 of this Agreement, all claims and disputes under this Agreement shall be resolved in accordance with the provisions for dispute resolution and arbitration set forth in Article 9 of the Stock Purchase Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first set forth above.

                                     PDR PRODUCTIONS, INC.

                                     BY:___________________________________
                                     NAME:

                                     TITLE:


                                     ______________________________________
                                                PAT DEROSA

                           BUSINESS PRACTICE STATEMENT

         The Board of Directors of Digital Generations Systems, Inc. ("Company") has determined that the maintenance of high ethical standards is essential to the long term success of its business activities. To that effect, the undersigned (hereinafter the "Employee") certifies the following:

         1. Employee, and to Employee's knowledge, the Employee's directors, officers, agents or other representative of the Company, have not, directly or indirectly, within the past year, given or agreed to give any illegal gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be involved in connection with any actual or proposed transaction of the Company.

         I hereby certify that I have read and understand the above Business Practice Statement. I further acknowledge my obligation and agree to report any violation of this Business Practice Statement by any other employee which becomes known to me.

Date: ________________________     ______________________________

         Signature

                                   ______________________________

         Print Name

                                   ______________________________

         Title

                                   EXHIBIT "E"

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into this _____ day of , 1996 (the "Effective Date"), between PDR PRODUCTIONS, INC., a New York Corporation ("Company") and JOSEPH DEROSA ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Company and Employee, among others, have entered into a Stock Purchase Agreement dated as of October 15, 1996 (the "Stock Purchase Agreement") pursuant to which Digital Generation Systems, Inc. ("DG Systems") will purchase from Pat DeRosa all of the issued and outstanding stock of the Company on the "Closing Date" (as said term is defined in the Stock Purchase Agreement); and

         WHEREAS, Employee has been employed by Company prior to the Effective Date and Company has asked Employee to serve as its Vice President from and after the Effective Date; and

         WHEREAS, the parties are desirous of entering into this Agreement in order to ensure Company of Employee's valuable services pursuant to the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereto agree as follows:

1.       EMPLOYMENT CONDITIONS

         a. Company hereby employs Employee as its Vice President and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth. Subject to the direction and control of the Chief Executive Officer of DG Systems (the "CEO") or his designee, Employee shall supervise, manage and direct, in concert with the other Vice President of the Company, the day-to-day business of the Company, its subsidiaries and affiliates, if any, shall perform such other duties and undertake such temporary assignments outside of the Metropolitan Area of New York-New Jersey as may from time to time be directed. Such temporary assignments outside of the Metropolitan Area of New York-New Jersey shall be required only upon reasonable advance notice under the circumstances and for reasonably limited continuous periods of time (e.g. three
(3) business days) as is appropriate under the circumstances and taking into account Employee's primary responsibilities for the Company's New York-New Jersey Metropolitan Area operations. In no event shall Employee be "transferred" on any permanent or quasi permanent basis outside of the New York-New Jersey Metropolitan Area.

         b. During the term of his employment, Employee shall devote substantially all of his business time and attention to the performance of his duties under this Agreement. Employer agrees that in the course of his employment, he will faithfully observe and carry out all of the duties and obligations owed by an employee to his employer under this Agreement. The Company shall not

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

unreasonably require Employee to spend substantially greater time to the performance of his duties under this Agreement, than Employee has historically devoted to Company business during the twelve (12) month period preceding the Effective Date.

         c. At the discretion of the CEO or his designee, Employee shall devote up to twenty-five (25%) percent of his business time engaging in activities and/or efforts in support of the development on a national basis of the business of DG Systems, subject, however to the temporary assignment provisions of subparagraph (a) above.

         d. Subject to subparagraph 1(b) and the covenants contained in paragraph 5 of this Agreement, Employee shall be permitted to (i) engage in charitable activities and community affairs, (ii) manage his personal investments and affairs, and (iii) engage in any other activities approved by the CEO or his designee.

         2.       TERM.

         a. Subject to the provisions for earlier termination hereinafter provided, the term of Employee's employment hereunder shall be from the date of this Agreement through and including 12/31/2000 (the "Initial Period").

         b. This Agreement may, but need not, be extended for successive one year periods upon the mutual written agreement of Company and Employee entered into on or before October 1, 2000 and each subsequent October 1st thereafter.

         c. For purposes of this Agreement, "Term" means the Initial Period if not extended as set forth above, otherwise the period

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

beginning as the date of this Agreement and terminating upon the last day of the most recent extension.

3.       COMPENSATION.

         a. For all services to be rendered by Employee pursuant to this Agreement, Employee shall receive from Company a base salary (the "Base Salary") at the initial rate of $150,000.00 per annum payable in equal bi-weekly (or semi-monthly) installments. Commencing as of January 1, 1998 and on the first day of 1999 and 2000, Base Salary shall be adjusted (upward only) by the same annual percentage annual increase in the Consumer Price Index for all Urban Consumers, All Items, New York-Northeastern New Jersey as published by the Bureau of Labor Statistics of the United States Department of Labor (1982-1984=100) for the then previous calendar year.

         b. For each of calendar years 1997 and 1998 (and on a prorated basis pursuant to a plan to be mutually agreed upon between Company and Employee for
1996), in addition to Base Salary, Employee shall be paid ten per cent (10%) of so much of PDR's annual Operating Income (as defined below), for the year in question as is in excess of $1,200,000. In no event, however, shall such Bonus Amount in any year exceed forty per cent (40%) of Employee's Base Salary for the year. Such additional Bonus Amounts shall be paid to Employee no later than January 31st of the following year. For purposes of this paragraph 3(b), "Operating Income" shall mean with respect to the applicable calendar year, "net income" of the Company as determined in accordance with GAAP,

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adjusted as follows: plus (a) the amount of intercompany overhead allocation charged against the net income of PDR, (b) all federal, state and local income tax provisions as indicated on the income statement of the Company, (c) interest payments, and (d) total amounts expensed on the Company's financial statements as respects amounts paid or payable to Employee or his brother under their Employment Agreements with the Company, less (aa) increases in gross margin of PDR arising out of customers of DG Systems or its subsidiaries other than PDR transferred to PDR to the extent gross margins from each customer, in the aggregate, exceeds $6,000.00 per annum,(bb) income, gains and losses related to dispositions of property or equipment, and (cc) income, gains and losses related to acquired existing businesses.

         c. For the calendar years 1999 and 2000, Employee and Company agree that they shall negotiate in good faith and in a commercially reasonable manner with respect to the establishment of a mutually acceptable bonus compensation arrangement for such calendar years.

         d. In addition to the amounts payable to Employee as set forth above, Employee is hereby granted the right and option to purchase 20,000 shares of DG Systems common stock at a purchase price equal to the fair market value of the common stock as of the Closing Date as defined in the Stock Purchase Agreement, upon the terms and conditions set forth in DG Systems' 1996 Supplemental Stock Option Plan (the "Option Shares").

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

4.       VACATION AND OTHER BENEFITS.  Employee shall be entitled to:

         a. Four (4) weeks paid vacation during each year of his employment hereunder;

         b. Reimbursement for all reasonable business expenses incurred in the performance of his responsibilities under this Agreement including late night car service expense.

         c. Reimbursement for reasonable vehicle expenses. Employee shall submit to Company periodic statements of all expenses so incurred, and, subject to Company's review and approval, Company shall reimburse Employee the full amount of any such expenses.

         d. Medical benefits, disability insurance and life insurance benefits as Company offers to its key executives, from time to time during the term of this Agreement.

         e. Access, at Company's expense, to the existing 1992 Chevrolet Blazer owned by the Company for Company business, subject to replacement of same, if necessary, provided such replacement is approved by Company, which approval shall not be unreasonably withheld; and all related expenses in connection with such vehicle's business use.

5. COVENANTS AND CONFIDENTIAL INFORMATION.

         a. Employee agrees that he will not, directly or indirectly, individually or by, for, with or through any other person, firm or entity compete in any way with the "Business of Company" (as said term is hereinafter defined) as operated by Company or any Company parent, affiliate or subsidiary and/or its or their successors and/or assigns in New York, New Jersey and Connecticut. Without

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

limiting the generality of the foregoing, Employee agrees that he will not do any of the following:

                  i. Own, manage, control, be employed by or consult with or provide advice to, serve as an officer or director of or otherwise become engaged by or associated with any person, firm, corporation, partnership, company, proprietorship, association, or other business entity, that competes with the Business of Company;

                  ii. Canvass, solicit or accept the business of any Company customer or client;

                  iii. Induce, advise, request or otherwise attempt to influence any Company customer or client to withdraw, curtail or cancel its business with Company;

                  iv. Induce, advise, request or otherwise attempt to influence any Company customer or client to refer its business to any competitor of Company;

                  v. Induce, advise, request or otherwise attempt to influence any person who is an employee or officer of Company to terminate said relationship, except where such action is taken at the request of Company in the course of carrying out Employee's duties for Company;

                  vi. Disclose or use, in any manner in competition with or contrary to the interests of Company, the proprietary customer lists, manufacturing and/or business methods and/or plans, product research, budgets, projections, sales strategies, systems, software, procedures and all other

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

         financial and operational data and/or trade secrets of Company, it being acknowledged by Employee that all such information regarding the business of Company is confidential information and the exclusive property of Company; provided, however, that the restrictions in this subparagraph shall not restrict the use or disclosure of such confidential information by Employee (A) when ordered or directed to do so by a court of law or by a governmental agency, administrative or legislative body, or (B) which is otherwise already publicly known through no wrongful act of the Employee.

         B. The covenants set forth in this Paragraph shall be operative during the Term and for a period of three (3) years thereafter.

         c. It is the intention of the parties that if any of the restrictions or covenants contained in subparagraphs (a)(i) through (vi) above are held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction or an arbitrator(s), as the case may be, shall construe and interpret or reform said subparagraphs (a)(i) through (vi), as the case may be, to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those

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

contained herein) as shall be valid and enforceable under such applicable law.

         d. Employee acknowledges that any breach of the terms, conditions or covenants set forth in subparagraphs (a)(i) through (vi) shall be competitively unfair and may cause irreparable damage to Company because of the special, unique, and unusual character of the Business of Company, and that Company's recovery of damages at law will not be an adequate remedy. Accordingly, Employee agrees that for any breach of the terms, covenants and agreements of subparagraphs (a)(i) through (vi), a temporary restraining order and/or a preliminary injunction or both may be issued against him by a court of competent jurisdiction as provided in Paragraph 15 of this Agreement, to restrain any such breach, in addition to any other rights or remedies Company may have.

         e. In the event of a violation of any legally enforceable provision of this Paragraph as to which there is a specific time period during which Employee is prohibited from taking certain actions or from engaging in certain activities, as set forth in subparagraph (a) above, then such violation shall toll the running of the statute of limitations for the time period from the date of its commencement until the date of its cessation, not to exceed six (6) months per violation occurrence.

         f. For the purpose of this Paragraph, the phrase, the "Business of Company" shall be deemed to mean the business of being a "dub and ship house" as that phrase is generally used and understood in the radio/television advertising distribution

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business, and includes but is not necessarily limited to the duplication and manual (as opposed to electronic) shipping/distribution, usually by overnight delivery service, of audio/video tape advertising spots to radio/television stations together with certain post production services. Company acknowledges and agrees that Employee may engage in production, post production services and spot editing provided such services are not provided to customers of the Company receiving such services from the Company as of the date hereof and Employee agrees to use its best efforts to refer the distribution business of any such customers and clients to Company. Employee recognizes that DG Systems operates a nationwide multimedia network designed to provide electronic delivery and related services to the broadcast industry by linking content providers to broadcast stations, including for example the electronic distribution of audio spot advertising to radio stations. Employee recognizes that operation of such a network by DG Systems is a technological extension of the "dub and ship house" business and that it is contemplated that the extension of such technological advancements will in the future be applied to the business of Company as conducted prior to the Closing Date. As such, Employee agrees that for the purpose of this Paragraph, the phrase, the "Business of Company" shall be deemed to mean, in addition to the "dub and ship house" business set forth above as currently conducted by Company, any and all replacements, extensions, enhancements and/or improvements in such dub and ship house business by virtue of technological

                                     - 10 -

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advancements, including by way of example but not limitation, the operation of a multimedia network designed to provide electronic delivery and related services to the broadcast industry by linking content providers to radio and/or television broadcast stations and/or cable television systems, over such facilities such as standard telephone or ISDN lines, but which may include other transmission facilities in the future, such as satellite and Internet transmission facilities, and which may be expanded in scope to provide electronic distribution services to address television and cable advertising, music, network advertising and programming content, and which may offer new services in the future such as air play verification.

         g. Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Company under this Paragraph, and hereby acknowledges and agrees that, subject to the limitations of subparagraph c. above, the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to Company and/or Company's parents, affiliates, subsidiaries, successors and assigns, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's means of support, are fully required to protect the legitimate interests of Company and do not confer a benefit upon Company disproportionate to the detriment to Employee.

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

6.       TERMINATION FOR CAUSE AND SEVERANCE COMPENSATION.

         a. The employment of Employee under this Agreement, and the Term hereof, may be terminated by the Company with or without cause at any time without further liability of Company to Employee, except as otherwise set forth herein. For purposes hereof, the term for "cause" includes, but is not limited to:

                  i. Employee's gross insubordination (which is not cured within ten (10) days of written notice of default from Company to Employee, setting forth the nature of such alleged default in reasonably sufficient detail), fraud, dishonesty, willful misconduct or gross negligence (which is not cured within ten (10) days of written notice of default from Company to Employee, setting forth the nature of such alleged default in reasonably sufficient detail) in the performance of his duties set forth in this Agreement, including willful failure to perform such duties as may properly be assigned him;

                  ii. Employee's material breach of any provisions of this Agreement, provided, however, that Employee shall first receive written notice from Company setting forth in reasonable detail the alleged material breach and provided further that Employee fails to cure such breach within thirty (30) days of notice of same, or within such longer period as may be reasonably necessary if the breach is not reasonably capable of cure within said thirty (30) day period.

         b. In the event Employee's employment is terminated by reason of: (i) a "for cause" termination by Company as provided

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

herein, (ii) Employee voluntarily terminates his employment (i.e. quits), (iii) Employee dies, or (iv) Employee becomes subject to "permanent disability" as hereafter defined, then in such event, Employees entitlement to: (aa) future Base Salary shall terminate as of the date of employment termination and shall be prorated up to the date of termination, (bb) Bonus Amounts shall terminate commencing with the calendar year in which the employment termination occurred, and (cc) purchase the Option Shares shall be determined in accordance with the terms and provisions of the DG Systems 1996 Supplemental Stock Option Plan.

         c. In the event Employee's employment is terminated by Company "without cause" as provided herein, then in such event, Employee's entitlement to: (aa) Base Salary shall continue for the balance of the initial Term or for a period of six (6) months from the date of termination, whichever is later, (and whether or not Employee has accepted alternate employment), (bb) Bonus Amounts shall continue for the period(s) as set forth in this Agreement, and (cc) purchase the Option Shares shall be determined in accordance with the terms and provisions of the DG Systems 1996 Supplemental Stock Option Plan.

7. BUSINESS PRACTICES STATEMENT. On or about each anniversary date of the execution of this Agreement and within five (5) days of receiving a written request of Employee from Company, Employee shall provide Company with a statement, in form and substance reasonably satisfactory to Company and Employee and substantially in the form annexed hereto, certifying that Employee and, to

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

Employee's knowledge, the employee's, directors, officers, agents or other representatives of Company have not, directly or indirectly, within the past year, given or agreed to give any illegal gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be involved in connection with any actual or proposed transaction of the Company.

8. SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions shall be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

9. BINDING AGREEMENT. The rights and obligations of Company under this Agreement shall inure to the benefit of, and shall be binding upon, Company and its successors and assigns, and the rights and obligations (except the obligation to provide services hereunder) of Employee under this Agreement shall inure to the benefit of, and shall be binding upon, Employee and his heirs, personal representatives and estate.

10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the same day if delivered personally, (b) three business days after being mailed by registered or certified mail )return receipt requested) as determined by reference to the postmark; or (c) on the same day if sent by facsimile, confirmation received, to the parties at the

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

following addresses and facsimile numbers (or at such other address or number for a party as shall be specified by like notice):

         If to Company, to:

                  PDR Productions, Inc.
                  c/o Digital Generation Systems, Inc
                  875 Battery Street
                  San Francisco, California 94111
                  Attention:  Mr. Thomas P. Shanahan
                  Telephone:  (415) 276-6600
                  Facsimile:  (415) 276-6601

         with a copy (which will not constitute notice) to:

                  Waters, McPherson, McNeill, P.C.
                  300 Lighting Way
                  Secaucus, New Jersey 07096
                  Attention:   Charles J. Harriman, Esq.
                  Telephone:   (201) 863-4400
                  Facsimile:   (201) 863-2866

         If to Employee, to:

                  Joseph DeRosa
                  c/o PDR Productions, Inc.
                  219 East 44th Street
                  New York, New York  10017
                  Telephone:   (212) 986-2020
                  Facsimile:   (212) 986-2430

         with a copy (which will not constitute notice) to:

                  Jaspan, Schlesinger, Silverman & Hoffman
                  300 Garden City Plaza, 5th Floor
                  Garden City, New York  11530
                  Attention:  Allen Perlstein, Esq.
                  Telephone:  (516) 746-8000
                  Facsimile:  (516) 393-8282

         If to DG Systems or Sub, to:

                  Digital Generation Systems, Inc.
                  875 Battery Street
                  San Francisco, California  94111
                  Attention:   Mr. Thomas P. Shanahan
                  Telephone:   (415) 276-6600
                  Facsimile:   (415) 276-6601

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

         with a copy (which will not constitute notice) to:

                  Waters, McPherson, McNeill, P.C.
                  300 Lighting Way
                  Secaucus, New Jersey  07096
                  Attention:   Charles J. Harriman, Esq.
                  Telephone:   (201) 863-4400
                  Facsimile:   (201) 863-2866

11. WAIVER. The failure of any party to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

12. MISCELLANEOUS. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, and may not be modified or terminated orally. No modification, termination or attempted waiver of this Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced. This Agreement may be executed in multiple counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall be governed by and construed according to the laws of the State of New York, without regard to the principles thereof regarding conflict of laws.

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

13. CAPTIONS AND PARAGRAPH HEADINGS. Captions and section headings used herein are for convenience only and are not a part of this Agreement, and shall not be used in construing it.

14. DEATH OR DISABILITY. In the event of the death or "permanent disability" (as hereafter defined) of Employee, Employee, his estate or his designated beneficiaries shall in addition to all other benefits made available to Employee by Company outside of the terms of this Agreement, if any, be entitled to the same compensation, rights and benefits as are referred to in Paragraph 6 above, except that disability benefits paid for by the Company provided by an insurer shall be credited to Base Salary otherwise due to Employee hereunder. For purposes of this Paragraph, "permanent disability" shall be defined as Employee's inability to perform all material duties required of Employee by this Paragraph for a period of six (6) consecutive months.

15. ARBITRATION. Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction to preserve the status quo or for other equitable relief: (a) pending arbitration, as hereafter provided, or (b) to enforce the actual or alleged breach of the covenants set forth in Paragraph 5 of this Agreement pending a written decision of the arbitration panel on the merits of any claims and/or disputes under this Agreement, all claims and disputes under this Agreement shall be resolved in accordance with the provisions for dispute resolution and arbitration set forth in Article 9 of the Stock Purchase Agreement.

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

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first set forth above.

                                    PDR PRODUCTIONS, INC.

                                    BY: __________________________

                                    NAME:
                                    TITLE:

                                        __________________________
                                         JOSEPH DEROSA

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

                           BUSINESS PRACTICE STATEMENT

         The Board of Directors of Digital Generations Systems, Inc. ("Company") has determined that the maintenance of high ethical standards is essential to the long term success of its business activities. To that effect, the undersigned (hereinafter the "Employee") certifies the following:

         1. Employee, and to Employee's knowledge, the Employee's directors, officers, agents or other representative of the Company, have not, directly or indirectly, within the past year, given or agreed to give any illegal gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be involved in connection with any actual or proposed transaction of the Company.

         I hereby certify that I have read and understand the above Business Practice Statement. I further acknowledge my obligation and agree to report any violation of this Business Practice Statement by any other employee which becomes known to me.

Date: ________________________                    ______________________________

         Signature

                                                  ______________________________

         Print Name

                                                  ______________________________

Title

                                   EXHIBIT "E"

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into this _____ day of , 1996 (the "Effective Date"), between PDR PRODUCTIONS, INC., a New York Corporation ("Company") and NEIL DEROSA ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Company and Employee, among others, have entered into a Stock Purchase Agreement dated as of October 15, 1996 (the "Stock Purchase Agreement") pursuant to which Digital Generation Systems, Inc. ("DG Systems") will purchase from Pat DeRosa all of the issued and outstanding stock of the Company on the "Closing Date" (as said term is defined in the Stock Purchase Agreement); and

         WHEREAS, Employee has been employed by Company prior to the Effective Date and Company has asked Employee to serve as its Vice President from and after the Effective Date; and

         WHEREAS, the parties are desirous of entering into this Agreement in order to ensure Company of Employee's valuable services pursuant to the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereto agree as follows:

1.       EMPLOYMENT CONDITIONS

         a. Company hereby employs Employee as its Vice President and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth. Subject to the direction and control of the Chief Executive Officer of DG Systems (the "CEO") or his designee, Employee shall supervise, manage and direct, in concert with the other Vice President of the Company, the day-to-day business of the Company, its subsidiaries and affiliates, if any, shall perform such other duties and undertake such temporary assignments outside of the Metropolitan Area of New York-New Jersey as may from time to time be directed. Such temporary assignments outside of the Metropolitan Area of New York-New Jersey shall be required only upon reasonable advance notice under the circumstances and for reasonably limited continuous periods of time (e.g. three
(3) business days) as is appropriate under the circumstances and taking into account Employee's primary responsibilities for the Company's New York-New Jersey Metropolitan Area operations. In no event shall Employee be "transferred" on any permanent or quasi permanent basis outside of the New York-New Jersey Metropolitan Area.

         b. During the term of his employment, Employee shall devote substantially all of his business time and attention to the performance of his duties under this Agreement. Employer agrees that in the course of his employment, he will faithfully observe and carry out all of the duties and obligations owed by an employee to his employer under this Agreement. The Company shall not

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

unreasonably require Employee to spend substantially greater time to the performance of his duties under this Agreement, than Employee has historically devoted to Company business during the twelve (12) month period preceding the Effective Date.

         c. At the discretion of the CEO or his designee, Employee shall devote up to twenty-five (25%) percent of his business time engaging in activities and/or efforts in support of the development on a national basis of the business of DG Systems, subject, however to the temporary assignment provisions of subparagraph (a) above.

         d. Subject to subparagraph 1(b) and the covenants contained in paragraph 5 of this Agreement, Employee shall be permitted to (i) engage in charitable activities and community affairs, (ii) manage his personal investments and affairs, and (iii) engage in any other activities approved by the CEO or his designee.

         2.       TERM.

         a. Subject to the provisions for earlier termination hereinafter provided, the term of Employee's employment hereunder shall be from the date of this Agreement through and including 12/31/2000 (the "Initial Period").

         b. This Agreement may, but need not, be extended for successive one year periods upon the mutual written agreement of Company and Employee entered into on or before October 1, 2000 and each subsequent October 1st thereafter.

         c. For purposes of this Agreement, "Term" means the Initial Period if not extended as set forth above, otherwise the period

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

beginning as the date of this Agreement and terminating upon the last day of the most recent extension.

3.       COMPENSATION.

         a. For all services to be rendered by Employee pursuant to this Agreement, Employee shall receive from Company a base salary (the "Base Salary") at the initial rate of $150,000.00 per annum payable in equal bi-weekly (or semi-monthly) installments. Commencing as of January 1, 1998 and on the first day of 1999 and 2000, Base Salary shall be adjusted (upward only) by the same annual percentage annual increase in the Consumer Price Index for all Urban Consumers, All Items, New York-Northeastern New Jersey as published by the Bureau of Labor Statistics of the United States Department of Labor (1982-1984=100) for the then previous calendar year.

         b. For each of calendar years 1997 and 1998 (and on a prorated basis pursuant to a plan to be mutually agreed upon between Company and Employee for
1996), in addition to Base Salary, Employee shall be paid ten per cent (10%) of so much of PDR's annual Operating Income (as defined below), for the year in question as is in excess of $1,200,000. In no event, however, shall such Bonus Amount in any year exceed forty per cent (40%) of Employee's Base Salary for the year. Such additional Bonus Amounts shall be paid to Employee no later than January 31st of the following year. For purposes of this paragraph 3(b), "Operating Income" shall mean with respect to the applicable calendar year, "net income" of the Company as determined in accordance with GAAP, adjusted as follows: plus (a) the amount of intercompany overhead allocation charged against the net income of PDR, (b) all federal, state and local income tax provisions as indicated on the income statement of the Company, (c) interest payments, and (d) total amounts expensed on the Company's financial statements as respects amounts paid or payable to Employee or his brother under their Employment Agreements with the Company, less (aa) increases in gross margin of PDR arising out of customers of DG Systems or its subsidiaries other than PDR transferred to PDR to the extent gross margins from each customer, in the aggregate, exceeds $6,000.00 per annum,(bb) income, gains and losses related to dispositions of property or equipment, and (cc) income, gains and losses related to acquired existing businesses.

         c. For the calendar years 1999 and 2000, Employee and Company agree that they shall negotiate in good faith and in a commercially reasonable manner with respect to the establishment of a mutually acceptable bonus compensation arrangement for such calendar years.

         d. In addition to the amounts payable to Employee as set forth above, Employee is hereby granted the right and option to purchase 20,000 shares of DG Systems common stock at a purchase price equal to the fair market value of the common stock as of the Closing Date as defined in the Stock Purchase Agreement, upon the terms and conditions set forth in DG Systems' 1996 Supplemental Stock Option Plan (the "Option Shares").

4.       VACATION AND OTHER BENEFITS.  Employee shall be entitled to:

         a. Four (4) weeks paid vacation during each year of his employment hereunder;

         b. Reimbursement for all reasonable business expenses incurred in the performance of his responsibilities under this Agreement including late night car service expense.

         c. Reimbursement for reasonable vehicle expenses. Employee shall submit to Company periodic statements of all expenses so incurred, and, subject to Company's review and approval, Company shall reimburse Employee the full amount of any such expenses.

         d. Medical benefits, disability insurance and life insurance benefits as Company offers to its key executives, from time to time during the term of this Agreement.

         e. Access, at Company's expense, to the existing 1992 Chevrolet Blazer owned by the Company for Company business, subject to replacement of same, if necessary, provided such replacement is approved by Company, which approval shall not be unreasonably withheld; and all related expenses in connection with such vehicle's business use.

5. COVENANTS AND CONFIDENTIAL INFORMATION.

         a. Employee agrees that he will not, directly or indirectly, individually or by, for, with or through any other person, firm or entity compete in any way with the "Business of Company" (as said term is hereinafter defined) as operated by Company or any Company parent, affiliate or subsidiary and/or its or their successors and/or assigns in New York, New Jersey and Connecticut. Without limiting the generality of the foregoing, Employee agrees that he will not do any of the following:

                  i. Own, manage, control, be employed by or consult with or provide advice to, serve as an officer or director of or otherwise become engaged by or associated with any person, firm, corporation, partnership, company, proprietorship, association, or other business entity, that competes with the Business of Company;

                  ii. Canvass, solicit or accept the business of any Company customer or client;

                  iii. Induce, advise, request or otherwise attempt to influence any Company customer or client to withdraw, curtail or cancel its business with Company;

                  iv. Induce, advise, request or otherwise attempt to influence any Company customer or client to refer its business to any competitor of Company;

                  v. Induce, advise, request or otherwise attempt to influence any person who is an employee or officer of Company to terminate said relationship, except where such action is taken at the request of Company in the course of carrying out Employee's duties for Company;

                  vi. Disclose or use, in any manner in competition with or contrary to the interests of Company, the proprietary customer lists, manufacturing and/or business methods and/or plans, product research, budgets, projections, sales strategies, systems, software, procedures and all other financial and operational data and/or trade secrets of Company, it being acknowledged by Employee that all such information regarding the business of Company is confidential information and the exclusive property of Company; provided, however, that the restrictions in this subparagraph shall not restrict the use or disclosure of such confidential information by Employee (A) when ordered or directed to do so by a court of law or by a governmental agency, administrative or legislative body, or (B) which is otherwise already publicly known through no wrongful act of the Employee.

         b. The covenants set forth in this Paragraph shall be operative during the Term and for a period of three (3) years thereafter.

         c. It is the intention of the parties that if any of the restrictions or covenants contained in subparagraphs (a)(i) through (vi) above are held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction or an arbitrator(s), as the case may be, shall construe and interpret or reform said subparagraphs (a)(i) through (vi), as the case may be, to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

         d. Employee acknowledges that any breach of the terms, conditions or covenants set forth in subparagraphs (a)(i) through (vi) shall be competitively unfair and may cause irreparable damage to Company because of the special, unique, and unusual character of the Business of Company, and that Company's recovery of damages at law will not be an adequate remedy. Accordingly, Employee agrees that for any breach of the terms, covenants and agreements of subparagraphs (a)(i) through (vi), a temporary restraining order and/or a preliminary injunction or both may be issued against him by a court of competent jurisdiction as provided in Paragraph 15 of this Agreement, to restrain any such breach, in addition to any other rights or remedies Company may have.

         e. In the event of a violation of any legally enforceable provision of this Paragraph as to which there is a specific time period during which Employee is prohibited from taking certain actions or from engaging in certain activities, as set forth in subparagraph (a) above, then such violation shall toll the running of the statute of limitations for the time period from the date of its commencement until the date of its cessation, not to exceed six (6) months per violation occurrence.

         f. For the purpose of this Paragraph, the phrase, the "Business of Company" shall be deemed to mean the business of being a "dub and ship house" as that phrase is generally used and understood in the radio/television advertising distribution business, and includes but is not necessarily limited to the duplication and manual (as opposed to electronic) shipping/distribution, usually by overnight delivery service, of audio/video tape advertising spots to radio/television stations together with certain post production services. Company acknowledges and agrees that Employee may engage in production, post production services and spot editing provided such services are not provided to customers of the Company receiving such services from the Company as of the date hereof and Employee agrees to use its best efforts to refer the distribution business of any such customers and clients to Company. Employee recognizes that DG Systems operates a nationwide multimedia network designed to provide electronic delivery and related services to the broadcast industry by linking content providers to broadcast stations, including for example the electronic distribution of audio spot advertising to radio stations. Employee recognizes that operation of such a network by DG Systems is a technological extension of the "dub and ship house" business and that it is contemplated that the extension of such technological advancements will in the future be applied to the business of Company as conducted prior to the Closing Date. As such, Employee agrees that for the purpose of this Paragraph, the phrase, the "Business of Company" shall be deemed to mean, in addition to the "dub and ship house" business set forth above as currently conducted by Company, any and all replacements, extensions, enhancements and/or improvements in such dub and ship house business by virtue of technological advancements, including by way of example but not limitation, the operation of a multimedia network designed to provide electronic delivery and related services to the broadcast industry by linking content providers to radio and/or television broadcast stations and/or cable television systems, over such facilities such as standard telephone or ISDN lines, but which may include other transmission facilities in the future, such as satellite and Internet transmission facilities, and which may be expanded in scope to provide electronic distribution services to address television and cable advertising, music, network advertising and programming content, and which may offer new services in the future such as air play verification.

         g. Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Company under this Paragraph, and hereby acknowledges and agrees that, subject to the limitations of subparagraph c. above, the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to Company and/or Company's parents, affiliates, subsidiaries, successors and assigns, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's means of support, are fully required to protect the legitimate interests of Company and do not confer a benefit upon Company disproportionate to the detriment to Employee.

6.       TERMINATION FOR CAUSE AND SEVERANCE COMPENSATION.

         a. The employment of Employee under this Agreement, and the Term hereof, may be terminated by the Company with or without cause at any time without further liability of Company to Employee, except as otherwise set forth herein. For purposes hereof, the term for "cause" includes, but is not limited to:

                  i. Employee's gross insubordination (which is not cured within ten (10) days of written notice of default from Company to Employee, setting forth the nature of such alleged default in reasonably sufficient detail), fraud, dishonesty, willful misconduct or gross negligence (which is not cured within ten (10) days of written notice of default from Company to Employee, setting forth the nature of such alleged default in reasonably sufficient detail) in the performance of his duties set forth in this Agreement, including willful failure to perform such duties as may properly be assigned him;

                  ii. Employee's material breach of any provisions of this Agreement, provided, however, that Employee shall first receive written notice from Company setting forth in reasonable detail the alleged material breach and provided further that Employee fails to cure such breach within thirty (30) days of notice of same, or within such longer period as may be reasonably necessary if the breach is not reasonably capable of cure within said thirty (30) day period.

         b. In the event Employee's employment is terminated by reason of: (i) a "for cause" termination by Company as provided herein, (ii) Employee voluntarily terminates his employment (i.e. quits), (iii) Employee dies, or (iv) Employee becomes subject to "permanent disability" as hereafter defined, then in such event, Employees entitlement to: (aa) future Base Salary shall terminate as of the date of employment termination and shall be prorated up to the date of termination, (bb) Bonus Amounts shall terminate commencing with the calendar year in which the employment termination occurred, and (cc) purchase the Option Shares shall be determined in accordance with the terms and provisions of the DG Systems 1996 Supplemental Stock Option Plan.

         c. In the event Employee's employment is terminated by Company "without cause" as provided herein, then in such event, Employee's entitlement to: (aa) Base Salary shall continue for the balance of the initial Term or for a period of six (6) months from the date of termination, whichever is later, (and whether or not Employee has accepted alternate employment), (bb) Bonus Amounts shall continue for the period(s) as set forth in this Agreement, and (cc) purchase the Option Shares shall be determined in accordance with the terms and provisions of the DG Systems 1996 Supplemental Stock Option Plan.

7. BUSINESS PRACTICES STATEMENT. On or about each anniversary date of the execution of this Agreement and within five (5) days of receiving a written request of Employee from Company, Employee shall provide Company with a statement, in form and substance reasonably satisfactory to Company and Employee and substantially in the form annexed hereto, certifying that Employee and, to

Employee's knowledge, the employee's, directors, officers, agents or other representatives of Company have not, directly or indirectly, within the past year, given or agreed to give any illegal gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be involved in connection with any actual or proposed transaction of the Company.

8. SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions shall be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

9. BINDING AGREEMENT. The rights and obligations of Company under this Agreement shall inure to the benefit of, and shall be binding upon, Company and its successors and assigns, and the rights and obligations (except the obligation to provide services hereunder) of Employee under this Agreement shall inure to the benefit of, and shall be binding upon, Employee and his heirs, personal representatives and estate.

10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the same day if delivered personally, (b) three business days after being mailed by registered or certified mail )return receipt requested) as determined by reference to the postmark; or (c) on the same day if sent by facsimile, confirmation received, to the parties at the following addresses and facsimile numbers (or at such other address or number for a party as shall be specified by like notice):

         If to Company, to:

                  PDR Productions, Inc.
                  c/o Digital Generation Systems, Inc
                  875 Battery Street
                  San Francisco, California 94111
                  Attention:  Mr. Thomas P. Shanahan
                  Telephone:  (415) 276-6600
                  Facsimile:  (415) 276-6601

         with a copy (which will not constitute notice) to:

                  Waters, McPherson, McNeill, P.C.
                  300 Lighting Way
                  Secaucus, New Jersey 07096
                  Attention:  Charles J. Harriman, Esq.
                  Telephone:  (201) 863-4400
                  Facsimile:  (201) 863-2866

         If to Employee, to:

                  Neil DeRosa
                  c/o PDR Productions, Inc.
                  219 East 44th Street
                  New York, New York  10017
                  Telephone:  (212) 986-2020
                  Facsimile:  (212) 986-2430

         with a copy (which will not constitute notice) to:

                  Jaspan, Schlesinger, Silverman & Hoffman
                  300 Garden City Plaza, 5th Floor
                  Garden City, New York  11530
                  Attention:   Allen Perlstein, Esq.
                  Telephone:   (516) 746-8000
                  Facsimile:   (516) 393-8282

         If to DG Systems or Sub, to:

                  Digital Generation Systems, Inc.
                  875 Battery Street
                  San Francisco, California  94111
                  Attention:   Mr. Thomas P. Shanahan
                  Telephone:   (415) 276-6600
                  Facsimile:   (415) 276-6601
         with a copy (which will not constitute notice) to:

                  Waters, McPherson, McNeill, P.C.
                  300 Lighting Way
                  Secaucus, New Jersey  07096
                  Attention:  Charles J. Harriman, Esq.
                  Telephone:  (201) 863-4400
                  Facsimile:  (201) 863-2866

11. WAIVER. The failure of any party to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

12. MISCELLANEOUS. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, and may not be modified or terminated orally. No modification, termination or attempted waiver of this Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced. This Agreement may be executed in multiple counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall be governed by and construed according to the laws of the State of New York, without regard to the principles thereof regarding conflict of laws.

13. CAPTIONS AND PARAGRAPH HEADINGS. Captions and section headings used herein are for convenience only and are not a part of this Agreement, and shall not be used in construing it.

14. DEATH OR DISABILITY. In the event of the death or "permanent disability" (as hereafter defined) of Employee, Employee, his estate or his designated beneficiaries shall in addition to all other benefits made available to Employee by Company outside of the terms of this Agreement, if any, be entitled to the same compensation, rights and benefits as are referred to in Paragraph 6 above, except that disability benefits paid for by the Company provided by an insurer shall be credited to Base Salary otherwise due to Employee hereunder. For purposes of this Paragraph, "permanent disability" shall be defined as Employee's inability to perform all material duties required of Employee by this Paragraph for a period of six (6) consecutive months.

15. ARBITRATION. Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction to preserve the status quo or for other equitable relief: (a) pending arbitration, as hereafter provided, or (b) to enforce the actual or alleged breach of the covenants set forth in Paragraph 5 of this Agreement pending a written decision of the arbitration panel on the merits of any claims and/or disputes under this Agreement, all claims and disputes under this Agreement shall be resolved in accordance with the provisions for dispute resolution and arbitration set forth in Article 9 of the Stock Purchase Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first set forth above.

                                      PDR PRODUCTIONS, INC.

                                      BY: __________________________

                                      NAME:
                                      TITLE:

                                          __________________________
                                             NEIL DEROSA

                           BUSINESS PRACTICE STATEMENT

         The Board of Directors of Digital Generations Systems, Inc. ("Company") has determined that the maintenance of high ethical standards is essential to the long term success of its business activities. To that effect, the undersigned (hereinafter the "Employee") certifies the following:

         1. Employee, and to Employee's knowledge, the Employee's directors, officers, agents or other representative of the Company, have not, directly or indirectly, within the past year, given or agreed to give any illegal gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be involved in connection with any actual or proposed transaction of the Company.

         I hereby certify that I have read and understand the above Business Practice Statement. I further acknowledge my obligation and agree to report any violation of this Business Practice Statement by any other employee which becomes known to me.

Date: ________________________                    ______________________________

         Signature

                                                  ______________________________

         Print Name

                                                  ______________________________

         Title

                                  SCHEDULE 3.5

                     List of Unaudited Financial Statements

                       Delivered by PDR Productions, Inc.

1.       Balance Sheet as of September 30, 1996

2.       Income Statement for the nine month period ending September
         30, 1996

3.       Schedule of Sales for the nine month period ending September
         30, 1996

4.       Schedule of Expenses for the nine month period ending
         September 30, 1996

                                  SCHEDULE 3.6

         List of Liabilities and/or Obligations of PDR of any nature (absolute, accrued, contingent or otherwise) whether as principal, agent, partner, plan fiduciary, co-venturer, guarantor or in any capacity whatsoever which are not properly reflected or reserved against in the financial statements


This schedule has been omitted in reliance on Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of this schedule to the Commission upon request.

                                  SCHEDULE 3.7

                     List of Tax Returns of the Stockholder
                    or PDR which are currently being audited

                                      NONE

                                  SCHEDULE 3.10

         List of pending or threatened actions, suits, legal administrative or arbitral proceedings or inquiries relating to PDR or the Stockholder

1.       Worker Compensation Claim made by Joseph DiVincenzo

                                  SCHEDULE 3.11

         A complete list of all agreements, contracts, understandings, arrangements, obligations, leases or licenses with respect to personal property, franchises, guarantees, commitments and orders (other than purchase orders), whether written or oral between PDR and any other party, under or pursuant to which PDR is obligated to make cash payments or deliver products or render services with a value greater than $5,000 or receive cash payments of or receive products with a value greater than $5,000 or which are otherwise material to PDR

This schedule has been omitted in reliance on Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of this schedule to the Commission upon request.

                                  SCHEDULE 3.12

                 Description of all real property leased by PDR

1.       Three (3) Floors and Basement Space at 219 East 44th Street,
         New York, New York

                                  SCHEDULE 3.16

         List of every pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, written or unwritten employee program, arrangement, agreement or understanding (whether arrived at through collective bargaining or otherwise), any medical, vision, dental or other health plan, any life insurance plan or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan,"as that term is defined in
         Section 33(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") currently or within the past five (5) fiscal years, adopted, maintained, sponsored, in whole or in part or contributed to by PDR or any member of a "controlled group of corporations" with PDR, or any entity that is under "common control" with PDR (as defined in Section 414(b) or (c) of the Code) for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries of PDR or its ERISA affiliates

1.       Profit Sharing Plan & Trust

2.       Medical Plan - Oxford

3.       Dental Plan - CIGNA

                                  SCHEDULE 3.17

         Complete list as of the date of this Agreement of all employees of PDR, including their names, birth dates, job titles, base salaries, bonus compensation paid or payable during the calendar year 1996 and dates of hire


This schedule has been omitted in reliance on Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of this schedule to the Commission upon request.

                                  SCHEDULE 3.19

         A list of all insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors of PDR and the amounts of coverage under each such policy

1.       Providence Washington Insurance Co. - Business Insurance
         (4/30/96 - 4/30/97)

2.       Workers Compensation - State Insurance Fund

3.       Metropolitan Life Insurance Co. 92 - Chevy Blazer

4.       NY Life Insurance Co. - Lou Maltese - Life Insurance

                                  SCHEDULE 3.23

A list of the following occurrences since September 30, 1996

         (a) any matter having a material adverse affect in PDR's working capital, condition (financial or otherwise), assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or operations

                  Reduction of Music Television Network product

         (b) any liabilities or obligations (absolute, accrued, contingent or otherwise) incurred by PDR except liabilities and obligations incurred in the ordinary course of business and consistent with past practice

                  None - Other than set forth on Schedule 3.6

         (c) payment, discharge or satisfaction by PDR of any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of liabilities and obligations reflected or reserved against in the PDR Financial Statements or incurred in the ordinary course of business and consistent with past practices

                                      None

         (d) all liens PDR has permitted or allowed to be placed against any of its property or assets (real, personal or mixed, tangible or intangible)

                  None - Other than Leases set forth on Schedule 3.6

         (e) accounts receivable greater than $5,000.00 written off as uncollectible by PDR

                                      None

          (f) any properties or assets (real, personal or mixed, tangible or intangible) sold, transferred or otherwise disposed of by PDR except in the ordinary course of business and consistent with past practice

                                      None

         (g) any and all general increases in the compensation of offices, employees or consultants (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any

                              SCHEDULE 3.23 (CON'T)

                  officer, employee or consultant (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) granted by PDR except in the ordinary course of business consistent with past practice and where no such increase is required by agreement or understanding

                                      None

         (h) any and all single capital expenditures or commitments in excess of $10,000.00 for additions to property, plant, equipment or intangible capital assets or any capital expenditures and commitments the cost of which aggregates more than $25,000.00 for additions to property plant, equipment or intangible capital assets

                  - Purchase of Sony Digital Beta Camera
                  - Purchase of Sony DA888 Audio Duplicating Machine
                  - Purchase of Panasonic DVC Pro Video Duplicator

         (i) any changes in the method of accounting or accounting practices or in depreciation or amortization policies or rates adopted by PDR

                                      None

         (j) payments, loans, advances, sales, transfers or leases to, or any agreements or arrangements entered into, of any kind, with any officers, directors or stockholders or affiliates or associates of any its officers, directors or stockholders not in the ordinary course of business consistent with past practices

                                      None

         (k) any modifications to or new employee benefit plans, programs or severance arrangements entered into or any termination benefits granted by PDR

                                      None

         (l) any agreements to take any action described in Section 3.24 of this Agreement

                                      None

         (m) any amendments or changes to the Certificate of Incorporation or By-Laws of PDR

                                      None

                              SCHEDULE 3.23 (CON'T)

         (n) any material damage, destruction or loss whether covered by insurance or not incurred by PDR which affect any of the material properties or business of PDR

                                      None

         (o) any loans, advances or capital contributions to or investments in any person by PDR

                                      None

         (p) any amendments, relinquishments, terminations or non- renewals by PDR of any contract, lease, commitment or other right or obligation other than in the ordinary course of business consistent with past practice

                                      None

         (q) any labor disputes other than routine individual grievances or any action or proceeding by a labor union or representative thereof to organize employees of PDR

                                      None

         (r) any agreements or arrangements to take action which would make any representation or warranty in this Agreement untrue or incorrect as of the date when made

                                      None

                                  SCHEDULE 3.25

         A list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which PDR maintains accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto

1. Bank - Republic National Bank of N.Y., 415 Madison Avenue, New York, New York 10017-1161, Checking Account (No.
         0390016 411) and Savings Account (Account No. 0398121435).

2.       The following names can sign checks:
         Pat DeRosa
         Neil DeRosa
         Joseph DeRosa

                                SCHEDULE 3.26(a)

         A list of the ten largest customers of PDR in terms of sales during the calendar year ended December 31, 1995 and the six month period ending June 30, 1996 showing the approximate total sales by customer during such periods

This schedule has been omitted in reliance on Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of this schedule to the Commission upon request.

                                                 SCHEDULE 3.26(b)

         A list of the ten largest suppliers of PDR in terms of purchases during the calendar year ended December 31, 1995 and the six month period ending June 30, 1996, showing the approximate total purchases by PDR from each such supplier during such periods


This schedule has been omitted in reliance on Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of this schedule to the Commission upon request.

                                  SCHEDULE 3.28

         Alist of any officer, director, shareholder or employee of PDR or an affiliate or relative of any of them who:

         (a) owns, directly or indirectly, any interest in (except not more than three (3%) percent stockholdings for investment purposes in securities of publicly held and traded companies) or is an officer, partner, director, employee or consultant of, or otherwise receives renumeration from any person which is, or is engaged in business as a competitor, lessor, lessee, customer or supplier of PDR;

                                      NONE

         (b) owns directly or indirectly in whole or in part any tangible or intangible property, the use of which is necessary for the conduct of PDR's business and which if not obtained from such person could have a material adverse affect on PDR; or

                                      NONE

         (c) owes any amount to PDR or to the knowledge of PDR and stockholder, has any cause of action or other claim against PDR other than for current wages accrued or bonuses, benefits, prerequisites, or reimbursements for business expenses payable in the ordinary course of business consistent with past practices.

                                      NONE